UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HESKA CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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March 19, 2012

Dear Heska Stockholder:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Heska Corporation to be held on Tuesday, May 8, 2012 at 9:00 a.m., local time, at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. This notice and all proxy materials in connection with this Annual Meeting are also available on https://materials.proxyvote.com/42805E.

Your vote is important. Whether or not you plan to attend the 2012 Annual Meeting, I hope you will vote as soon as possible. You may vote by mailing a proxy or in person at the annual meeting. Please review the instructions in the proxy statement and on the proxy card regarding your voting options.

Thank you for your ongoing support of and continued interest in Heska.

Sincerely,

Robert B. Grieve

Chairman and Chief Executive Officer,

Heska Corporation

Loveland, Colorado

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting if you will not attend, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m., local time, on Tuesday, May 8, 2012

PLACE	Heska Corporation 3760 Rocky Mountain Avenue Loveland, Colorado 80538

ITEMS OF BUSINESS

1.      To elect three Directors to a three-year term.

2.      To approve an amendment to our 1997 Stock Incentive Plan which would, among other things, increase the number of shares which could be issued by 250,000 and allow for an annual increase of no more than 45,000 shares, based on the number of non-employee Directors serving and through 2016 only, in shares available under the 1997 Stock Incentive Plan.

3.      To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as Heska Corporation’s independent registered public accountant.

4.      An advisory vote with respect to discretionary voting by proxyholders, if other business properly comes before the 2012 Annual Meeting.

5.      To consider such other business as may properly come before the 2012 Annual Meeting.

RECORD DATE	You can vote if you were a stockholder of record at the close of business on March 15, 2012.

ANNUAL REPORT AND FORM 10-K	Our corporate 2011 Annual Report and annual report on Form 10-K for the year ended December 31, 2011, which are not a part of the proxy soliciting material, are enclosed.

VOTING BY PROXY	If you will not attend the meeting, please submit a proxy as soon as possible so that your shares can be voted at the 2012 Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card.

March 19, 2012	By Order of the Board of Directors Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary, Heska Corporation

This proxy statement and accompanying proxy card are being distributed on or about March 19, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2012

The Proxy Statement, the Proxy Card and our annual report on Form 10-K for the year ended December 31, 2011 are available at https://materials.proxyvote.com/42805E.

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(Continued)

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE 2012 ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Heska Corporation, a Delaware corporation (“Heska” or the “Company”), is providing these proxy materials for you in connection with Heska’s Annual Meeting of Stockholders (the “Annual Meeting”). The 2012 Annual Meeting will take place on Tuesday, May 8, 2012. As a stockholder, you are invited to attend the 2012 Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the 2012 Annual Meeting, the voting process, the compensation of our Directors and most highly paid Executive Officers, and certain other required information. Our corporate 2011 Annual Report, and annual report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission (the “SEC”), are also enclosed.

Q:	What items of business will be voted on at the 2012 Annual Meeting?

A:	The items of business scheduled to be voted on at the 2012 Annual Meeting are:

(1)	The election of three nominees to serve on our Board of Directors for a three-year term;

(2)	The approval of an amendment to our 1997 Stock Incentive Plan which would, among other things, increase the number of shares which could be issued by 250,000 and allow for an annual increase of no more than 45,000 shares, based on the number of non-employee Directors serving and through 2016 only, in shares available under the 1997 Stock Incentive Plan;

(3)	The ratification of our independent registered public accountant for fiscal 2012; and

(4)	An advisory vote with respect to discretionary voting by proxyholders, if other business properly comes before the 2012 Annual Meeting.

We will also consider other business that properly comes before the 2012 Annual Meeting.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends a vote FOR the election of each of the Director nominees, FOR the approval of the amendment to the 1997 Stock Incentive Plan, FOR the ratification of Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) as the Company’s independent registered public accountant, and FOR your preference being that the proxyholders exercise their voting discretion in a manner they determine to be in the best interest of the Company’s stockholders, if other business properly comes before the 2012 Annual Meeting and you are voting by proxy.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on March 15, 2012 (the “Record Date”) are entitled to vote at the 2012 Annual Meeting. As of the Record Date, 5,273,549 shares of our common stock were issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. A list of stockholders entitled to vote at the 2012 Annual Meeting will be available at the 2012 Annual Meeting and for ten days prior to the meeting during normal business hours at our offices at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, by contacting our Secretary.

Q:	Will you be able to confirm I am a stockholder entitled to vote if I attend the 2012 Annual Meeting in person?

A:

We expect to be able to confirm you as such only under certain limited circumstances. A list of stockholders is maintained and provided to us by Computershare Trust Company, Inc. (“Computershare”), our registrar and transfer agent. This list forms the basis for tracking votes from given shares. We, through Computershare, should be able to confirm you are a stockholder entitled to vote if you hold shares registered in your name with Computershare (“Registered” shares). However, a large portion of our shares are held by Cede & Co., a nominee of Depository Trust Company (“DTC shares”) – as we believe is typical for publicly traded companies. We believe DTC shares are more conveniently publicly traded than other Registered shares and thus represent most of our daily trading volume. If a broker buys a position in DTC shares from another broker, we believe the identity of the parties is typically not reported to Computershare or us. We believe Depository Trust Company maintains records of the DTC shares allocated to different entities, such as brokers and banks, and in the case of a broker buying a position in DTC shares from another broker will record an increase in the number of DTC shares allocated to the first broker equal to the number of shares involved as well as a corresponding decrease in the number of shares allocated to the second broker. DTC shares allocated to a given broker in this way may represent many client accounts for which the broker or the broker’s agent maintains internal records, which we do not believe are generally shared with Depository Trust Company or Computershare. If your shares are held through a broker, bank or other nominee and are not registered in your name with Computershare, such shares are herein referred to as being held in “Street Name”, and you probably received these materials through such broker, bank or other nominee. Computershare will generally not be able to identify the holders of shares held in Street Name as stockholders entitled to vote without further arrangements by the corresponding broker, bank or other nominee.

Q:	How can I tell if my shares are held in Street Name?

A:	If these proxy materials were mailed to you by an entity other than Computershare, your shares are probably held in Street Name. We believe most of our shares are held in Street Name.

Q:	How do I vote?

A:	There are two ways you can vote Registered shares:

(1)	Sign and date each proxy card you receive and return it in the postage prepaid envelope; and

(2)	Vote in-person at the 2012 Annual Meeting.

If you have shares held in Street Name, you should vote the shares via any procedure(s) adopted by your broker, bank or other nominee. These may include proxy voting communicated by mail, the internet or telephone. If you wish to vote these shares at the 2012 Annual Meeting, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the 2012 Annual Meeting.

Q:	How can I change my vote or revoke my proxy?

A:	For Registered shares, you have the right to revoke your proxy and change your vote at any time before the meeting by notifying our Secretary, or returning a later-dated proxy card. You may also revoke your proxy and change your vote by voting in person at the meeting.

For shares held in Street Name, you should follow any corresponding procedure(s) adopted by your broker, bank or other nominee. These may include procedures as simple as a later vote via the internet or telephone to change your vote.

Q:	Who can help answer my questions?

A:	If you have any questions about the 2012 Annual Meeting or how to vote or revoke your proxy, you should contact:

Heska Corporation

Attn: Secretary

3760 Rocky Mountain Avenue

Loveland, Colorado 80538

(970) 493-7272

If you need additional copies of this proxy statement or voting materials, please contact our Secretary as described above.

Q:	What does it mean if I get more than one proxy card?

A:	It probably means that you hold shares in more than one account. Sign and return all proxies to ensure that all of your shares are voted.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections is to be a representative of Computershare.

Q:	What are the quorum and voting requirements for the 2012 Annual Meeting?

A:	The quorum requirement for holding the 2012 Annual Meeting and transacting business is that holders of a majority of the outstanding shares of our common stock entitled to vote must be present in person or represented by proxy at the meeting.

We intend to count shares underlying proxies containing a “for”, “withhold”, “against” or “abstain” vote, as well as any signed and returned proxies without any voting instructions as “present” for purposes of determining a quorum.

We will consider an abstention or a non-vote on a given matter to be a forfeiture of the right to vote on that matter and a forfeiture of the voting power present at the 2012 Annual Meeting underlying the forfeited votes regarding that matter. Accordingly, if you abstain or do not vote on a given matter, your shares will not be voted “for” or “against” that matter and will not be considered as present and entitled to vote on that matter. An abstention or a non-vote on any matter will not affect your ability to vote on any other matter.

If you hold shares in Street Name through a broker, bank or other nominee, your broker, bank or nominee may not be permitted by law, rule or policy to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker, bank or nominee specific instructions, your underlying shares may not be voted on those matters and, if so, will not be considered as present and entitled to vote with respect to those matters. In some cases, your broker, bank or other nominee may not be permitted by law, rule or policy to exercise voting discretion with respect to any matters to be acted upon and, in the absence of specific instructions from you, may not vote or submit a proxy card to anyone at all regarding these matters. In such a circumstance, your underlying shares will not be considered present at the Annual Meeting in person or by proxy and will not be voted on any matters to be acted upon therein.

The holders of a majority of the outstanding shares of our common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the 2012 Annual Meeting. Election of Directors will be determined by a plurality of the votes of the shares having voting power present in person or by proxy, and entitled to vote, on the subject matter. The amendment to our 1997 Stock Incentive Plan is to be approved by the vote of a majority of the shares having voting power present in person or by proxy, and entitled to vote, on the subject matter. The ratification of our independent registered public accountant for 2012 is to be approved by the vote of a majority of the shares having voting power present in person or by proxy, and entitled to vote, on the subject matter. Any other business which may properly come before the 2012 Annual Meeting is to be determined by the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the subject matter, unless the matter is one upon which by express provision of law or of the Restated Certificate of Incorporation or of our Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter.

Q:	Who can attend the 2012 Annual Meeting?

A:	All stockholders as of the Record Date can attend. If you wish to vote your shares at the 2012 Annual Meeting and your shares are held in Street Name by a broker, bank or other nominee, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the 2012 Annual Meeting.

Q:	What happens if additional matters are presented at the 2012 Annual Meeting?

A:

Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2012 Annual Meeting. If other business properly comes before the 2012 Annual Meeting, we will first conduct an advisory vote of stockholders who have granted us a proxy regarding the preference of these stockholders’ regarding the manner in which the below persons named as proxyholders exercise their voting discretion, and then proceed to consideration of the other business which has properly come before the 2012 Annual Meeting. If you grant a proxy, the persons named as proxyholders—Robert B. Grieve, Ph.D., our Chairman and Chief Executive Officer, Jason A. Napolitano, our Executive Vice President, Chief Financial Officer and Secretary and Michael A. Bent, our Vice President, Principal Accounting Officer and Controller—will have the discretion to vote your shares on any additional matters presented for a vote at the meeting. It is important to note that while the proxyholders may consider the advisory vote in such a circumstance, the proxyholders retain full discretion to vote as they may determine regardless of any outcome of the advisory vote.

Q:	What happens if one or more of the nominees for Director is unable to stand for election?

A:	If for any unforeseen reason any of our nominees is not available as a candidate for Director, the persons named as proxyholders — Dr. Grieve, Mr. Napolitano and Mr. Bent — intend to vote your proxy for such other candidate or candidates who may be nominated by the Board.

Q:	Where can I find the voting results of the meeting?

A:	We intend to announce preliminary voting results at the 2012 Annual Meeting, and publish final voting results in an 8-K filing with the SEC within 4 business days of the 2012 Annual Meeting. If final voting results are not available within 4 business days of the 2012 Annual Meeting, we intend to publish preliminary voting results in an 8-K filing with the SEC on the fourth business day following the 2012 Annual Meeting and then publish final voting results in an 8-K filing with the SEC within 4 business days of the final voting results becoming known.

Q:	May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as Directors?

A:	Yes. You may submit proposals, including Director nominations, for consideration at future stockholder meetings. All proposals or nominations should be addressed to: Secretary, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the written proposal must be received by our Secretary at our principal executive offices under either (1) Rule 14a-8 under the Securities Exchange Act of 1934, as amended (a “Rule 14 Proposal”) or (2) the bylaws of Heska (a “Bylaws Proposal”). A Rule 14 Proposal must be received by our Secretary at our principal executive offices no later than November 20, 2012. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable period of time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a Bylaws Proposal, the stockholder must deliver a written notice of intent to propose such action in accordance with our bylaws, which in general require that the notice be received by us not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was mailed to stockholders. These proxy materials for the 2012 Annual Meeting are to be mailed on March 19, 2012. This means that for the 2013 Annual Meeting, that any such proposal must be received no earlier than December 20, 2012 and no later than January 19, 2013.

Director Nominees: You may propose Director candidates for consideration by the Board’s Corporate Governance Committee. Any such recommendations should be directed to our Secretary at our principal executive offices. In addition, you may nominate a Director for consideration by Heska’s stockholders if you give timely and adequate notice to our Secretary of your intention to make such nomination in accordance with our bylaws, which require that the notice be received by the Secretary within the time periods described above under “Stockholder Proposals” and with the detail regarding your nomination as is required by our bylaws.

Copy of Bylaw Provisions: You may contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating Director candidates. A copy of our bylaws has also been filed with the SEC with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. This document is accessible at the website of the SEC at www.sec.gov.

Q:	Who bears the costs of soliciting votes for the 2012 Annual Meeting?

A:	Heska is making this solicitation and will pay the entire cost of preparing, printing, assembling and mailing these proxy materials. In addition to the mailing of these proxy materials, certain of our Directors and employees may solicit proxies on our behalf in person, by telephone, electronic transmission or facsimile. No additional compensation will be paid to these people for such solicitation. We have engaged Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902 (“Morrow”) to solicit proxies on our behalf for a fee of $10 thousand plus reimbursement of certain disbursements. We believe our engagement with Morrow is consistent with customary terms and conditions for soliciting proxies. Charges under the engagement may increase if we direct Morrow to engage in activities not currently contemplated. We may enlist the assistance of brokerage firms, fiduciaries, custodians and other third party solicitation firms in soliciting proxies. If we elect to engage any such assistance, our arrangements with the solicitation firm(s) will be on customary terms and conditions, the cost of which is not anticipated to be material to us. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

BOARD STRUCTURE AND COMMITTEES

Our Board is divided into three classes serving staggered three-year terms. Our Board has three standing Committees, each of which is chaired by an independent Director: (1) Audit (the “Audit Committee”), (2) Compensation (the “Compensation Committee”) and (3) Corporate Governance (the “Corporate Governance Committee”). The membership during 2011 and the function of each Committee are described below. Our Board held seven meetings during 2011. Our Board currently has seven Directors: Robert B. Grieve, Ph.D., Chairman, William A. Aylesworth, Peter Eio, G. Irwin Gordon, Louise L. McCormick, Sharon L. Riley and John F. Sasen, Sr. All of our Directors in May 2011 attended our last annual meeting of stockholders. Ms. Riley accepted appointment to our Board on July 1, 2011. All Board members have attended at least 75% of all Board and applicable Committee meetings.

Board Leadership Structure

Since May 2000, Dr. Grieve has served as both our Chairman and Chief Executive Officer and we believe the Company has benefited from the efficiencies inherent in combining these roles during this time period. In 2010, we amended our bylaws to allow our Board to formally choose a Lead Director. The Lead Director is expected to chair sessions involving only the independent Directors, among other responsibilities as the Board may provide. Mr. Aylesworth has served as our Lead Director since our 2010 Annual Meeting on May 4, 2010. We believe our Lead Director function serves to simplify communications between management and the independent Directors, enhance our Board’s operations, in particular in situations where it is appropriate for the independent Directors to act without management involvement, and increase the credibility of the Company’s independent Director oversight function.

Board Risk Oversight

Our business, including risk oversight, is conducted with the advice, counsel and direction of our Board. The formal channel for risk-related information to be communicated to our Board is through our Chief Executive Officer. Our Chief Executive Officer periodically conveys the Company’s risks, including credit risks, liquidity risks and operational risks to the Board at Board meetings and through other forms of communication, such as email, as appropriate. Our Board may also discuss the Company’s risks with other members of management as directed by our Chief Executive Officer or as part of another Board function. For example, our Chief Financial Officer and our Controller have both discussed credit risk with Directors during Audit Committee meetings primarily focused on accounting determinations.

Board Independence

Our Board has determined that each of the Directors standing for re-election has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and meets the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Stock Market listing standards (the “Nasdaq Listing Standards”). Furthermore, the Board has determined that, with the exception of Dr. Grieve, Heska’s Chairman and Chief Executive Officer, all current members of the Board meet the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Audit Committee

Our Audit Committee has the following responsibilities:

•	appoint and replace our independent auditors;

•	compensate and oversee the work of our independent auditors;

•	oversee and monitor the integrity of our annual and quarterly financial statements;

•	review and discuss with management and our independent auditors significant financial reporting issues and critical accounting policies and practices;

•	oversee and monitor the qualifications, independence and performance of our independent auditors;

•	oversee and monitor our internal accounting and financial controls; and

•	provide the results of examinations and recommendations derived therefrom to the Board.

During 2011, our Audit Committee met six times. Our Audit Committee consisted of Mr. Eio, as Chairman, Mr. Aylesworth and Ms. McCormick from our 2010 Annual Meeting to July 1, 2011 and Mr. Eio, as Chairman, Mr. Aylesworth, Ms. McCormick and Ms. Riley beginning on July 1, 2011.

Our Board has determined that each of the current members of our Audit Committee meets the requirements of “independence” as set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards. Our Board has also determined that William A. Aylesworth is an audit committee financial expert within the meaning of the rules and regulations promulgated by the SEC and he has accounting and related financial management expertise within the meaning of the Nasdaq Listing Standards.

Our Audit Committee has a written charter, which is available on our website at www.heska.com (under Investors – Corporate Governance). The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Compensation Committee

Our Compensation Committee has the following responsibilities:

•	discharge the Board’s responsibilities relating to compensation of our Executive Officers, including our Chief Executive Officer;

•	oversee all compensation programs involving the use of our stock; and

•	produce an annual report on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders.

During 2011, our Compensation Committee met seven times. Our Compensation Committee has consisted of Mr. Gordon, as Chairman, Mr. Eio and Mr. Sasen since our 2010 Annual Meeting.

Our Board has determined that each of the current members of our Compensation Committee meets the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Our Compensation Committee has a written charter, which is available on our website at www.heska.com (under Investors – Corporate Governance). The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Corporate Governance Committee

Our Corporate Governance Committee has the following responsibilities:

•	assist our Board by identifying qualified candidates for Director, and select the Director nominees for each annual meeting of stockholders;

•	lead our Board in its annual review of our Board’s performance;

•	recommend Director nominees to our Board for each Board Committee; and

•	develop and recommend to our Board the corporate governance guidelines applicable to the Company.

During 2011, our Corporate Governance Committee met five times. Our Corporate Governance Committee has consisted of Ms. McCormick, as Chairwoman, Mr. Gordon and Mr. Sasen since our 2010 Annual Meeting.

Our Board has determined that each of the current members of our Corporate Governance Committee meets the requirements of “independence” as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Our Corporate Governance Committee has a written charter, which is available on our website at www.heska.com. In addition, our Corporate Governance Committee prepared, and our full Board has approved, Corporate Governance Guidelines outlining the qualifications, responsibilities and other issues related to our Board’s governance role and functions. The document is also available on our website at www.heska.com (under Investors — Corporate Governance). The references to the Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Director Qualification and Nomination

Service on our Board varies from over 8 months to over 20 years. All of our Directors have gained Company and industry specific knowledge as a result. The experience, qualifications, attributes or skills that qualify our Directors to serve on our Board are discussed on a Director-by-Director basis in the “Election of Directors” section of this document as well as in this “Board Structure and Committees” section. None of our Directors is serving as a result of one specific qualification. It is the breadth of their individual experiences and the manner in which they complement each other as a group that make them individually and collectively attractive Directors.

Our Corporate Governance Committee does not have an established policy for minimum qualifications of Director nominees or appointees. However, pursuant to our Corporate Governance Committee Charter, we believe that it is in the best interests of the Corporation and its stockholders to obtain highly qualified candidates for the Board. Our Corporate Governance Committee seeks candidates with excellent decision-making ability, business experience, relevant experience, personal integrity and reputation as candidates for nomination and appointment.

Our Corporate Governance Committee does not have an established policy for diversity of Director nominees or appointees. However, we believe diversity is inherent in our approach of seeking high quality individuals with complementary skills to create a group dynamic and decision making process that is even stronger than would be obtained by the mere summation of its individual contributors in isolation.

Our Corporate Governance Committee does not have a formalized process for identifying and evaluating nominees or appointees for Director. Our Corporate Governance Committee determines desired Board member skills and attributes and conducts searches for prospective Director candidates whose skills and attributes reflect those desired. This analysis may start with a Board evaluation, including determination of areas of strength and areas for improvement. Particular skills and experience may be desired in areas of improvement. Our Corporate Governance Committee may determine guidelines and parameters for a search for an individual with the desired skills and experience. Our Corporate Governance Committee will evaluate candidates identified by its own initiative as well as candidates referred to it by other members of the Board, by the Company’s management, or by external sources. Our Corporate Governance Committee has utilized a third-party executive search firm in the past to identify candidates as well as other sources such as the National Association of Corporate Directors Registry® database.

Our Corporate Governance Committee will also consider nominees recommended by stockholders provided such recommendations are made in accordance with our bylaws and the procedures described in this proxy statement under “Questions and Answers About the Proxy Materials and the 2012 Annual Meeting.” Although to date no stockholder has presented any candidate for Board membership to us, it is expected that recommendations from stockholders would generally be considered in the same manner as recommendations by a Director or an Officer of the Company.

Stockholder Communication with our Board

Stockholders can contact our Board, any Committee thereof, or any Director in particular, by writing to them, c/o Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, Attn: Secretary. We will forward any correspondence sent in the foregoing manner to the appropriate addressee without review by management.

DIRECTOR COMPENSATION

The form and amount of compensation paid to the non-employee Directors is reviewed from time to time by our Corporate Governance Committee. Any revisions to our Director Compensation policy have been recommended by our Corporate Governance Committee and approved by our Board.

In 2011, our sole employee Director did not receive any separate compensation for his Board activities. Non-employee Directors received the compensation described below.

On each date of our Annual Meeting, each continuing non-employee Director who was a Director immediately prior to the Annual Meeting automatically receives options to purchase shares of our common stock valued at $37,500, subject to a maximum grant of options to purchase 5,000 shares of our common stock. These grants are to be immediately exercisable and to vest in full on the earlier of (i) the one year anniversary of the date of grant and (ii) the date immediately preceding the date of the Annual Meeting for the year following the year of grant for the award. Any new non-employee Directors appointed or elected to our Board will be automatically granted options to purchase shares of our common stock valued at $37,500, subject to a maximum grant of option to purchase 5,000 shares of our common stock. Any such grant is to be immediately exercisable and to vest over a period of four years in equal annual installments. The value for options granted pursuant to this paragraph is to be determined pursuant to our option valuation policy at the time of issuance.

Each non-employee Director is also entitled to an annual cash retainer in the amount of $31,500. The Company pays the annual retainer in advance, in quarterly installments on the first business day of each calendar quarter, subject to the non-employee Director’s continued service to the Company as a non-employee Director on such date.

Our Lead Director is entitled to an additional annual cash retainer in the amount of $10,000 (the “Lead Retainer”). The Company is to pay the Lead Retainer in advance, in quarterly installments on the first business day of each calendar quarter, subject to the non-employee Director’s continued service as Lead Director on such date. In addition, each non-employee Director who serves as Chairperson of a Board Committee is entitled to an annual cash retainer in the amount of $4,500 (the “Chair Retainer”). The Company pays the Chair Retainer in advance, in quarterly installments on the first business day of each calendar quarter, subject to the non-employee Director’s continued service as Chairperson of such Committee on such date. Each non-employee Director who serves on a Board Committee is entitled to an annual cash retainer of $3,000 (the “Committee Retainer”). A non-employee Director who is also the Chairperson of a Committee shall be entitled to the Committee Retainer in addition to the Chair Retainer. The Company pays the Committee Retainer in advance, in quarterly installments on the first business day of each calendar quarter, subject to the non-employee Director’s continued service as a member of such Committee on such date. Non–employee Directors will also continue to be reimbursed for customary and usual travel and other expenses.

The following tables provide information for fiscal 2011 compensation for non-employee Directors who served during fiscal 2011.

Director Compensation (1)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
William A. Aylesworth	43,500	—	17,857	—	—	—	61,357
Peter Eio	39,750	—	17,857	—	—	—	57,607
G. Irwin Gordon	39,750	—	17,857	—	—	—	57,607
Louise L. McCormick	39,750	—	27,226	—	—	—	66,976
Sharon L. Riley	17,250	—	3,098	—	—	—	20,348
John F. Sasen, Sr.	36,250	—	17,857	—	—	—	54,107

2011 Equity Grants to Directors

	September 30,	September 30,	September 30,	September 30,
Name	Grant Date	Number of Securities Underlying Options	Exercise Price ($)	Grant Date Fair Value of Option Award ($) (3)
William A. Aylesworth	5/3/11	5,000	6.66	17,194
Peter Eio	5/3/11	5,000	6.66	17,194
G. Irwin Gordon	5/3/11	5,000	6.66	17,194
Louise L. McCormick	5/3/11	5,000	6.66	17,194
Sharon L. Riley	7/1/11	5,000	9.74	24,736
John F. Sasen, Sr.	5/3/11	5,000	6.66	17,194

(1)	Reimbursed travel expenses incurred in connection with Board and Board Committee meeting attendance are not included.

(2)	Represents cost recognized in 2011 for financial reporting purposes.

(3)	Grant date fair value of option awards are based on valuation techniques required by current accounting guidance which we use in preparing our financial statements (“Option Accounting Rules”). Like any estimate prepared in good faith, the underlying assumptions we use under Option Accounting Rules may vary from our actual future results. The option valuations used for accounting and/or financial reporting purposes do not necessarily represent the value any individual recipient would place on an option award. In addition, Option Accounting Rules prohibit some valuation techniques which may be useful in certain circumstances. A more detailed description of our option valuation techniques and assumptions can be found in our Annual Report on Form 10-K for the year ended December 31, 2011 in our Note 6 of the Notes to Consolidated Financial Statements.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes serving staggered three-year terms. Our amended and restated certificate of incorporation requires us to ensure each class is as nearly equal in number as possible. Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for their class expires.

The terms for three continuing Directors will expire at this 2012 Annual Meeting. Directors elected at the 2012 Annual Meeting will hold office for a three-year term expiring at our 2015 Annual Meeting (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal).

Nominees for Three-Year Terms That Will Expire in 2015 (Class III)

William A. Aylesworth, age 69, has served us as a Director since June 2000 and our Lead Director since May 2010. Mr. Aylesworth served as Senior Vice President from 1988 to 2003 and Chief Financial Officer of Texas Instruments Incorporated (“Texas Instruments”) from 1984 to 2003. He served as Treasurer of Texas Instruments from 1982 to 2002. From 1972 to 1982, he served in treasury services, and from 1967 to 1972, he held numerous assignments in control, manufacturing and marketing for Texas Instruments. Mr. Aylesworth retired from Texas Instruments in 2003. He holds an M.S. in industrial administration from Carnegie Mellon University and a B.E.E. in electrical engineering from Cornell University.

Robert B. Grieve, Ph.D., age 60, one of our founders, currently serves as Chief Executive Officer and Chairman of the Board of Directors. Dr. Grieve was named Chief Executive Officer effective January 1999, Vice Chairman effective March 1992 and Chairman of the Board effective May 2000. Dr. Grieve also served as Chief Scientific Officer from December 1994 to January 1999 and Vice President, Research and Development, from March 1992 to December 1994. He has been a member of our Board of Directors since 1990. He holds a Ph.D. degree from the University of Florida and M.S. and B.S. degrees from the University of Wyoming.

Sharon L. Riley, age 51, has served us as a Director since July 2011. Ms. Riley served as Chief Executive Officer UT Southwestern University Hospitals and Vice President for University Hospitals, UT Southwestern Medical Center from 2004 to 2010. From 2000 to 2004 she was the COO at Anne Arundel Health System in Annapolis, Maryland. She held various jobs (Associate Administrator, COO and Corporate Vice President) during her employment in the Nebraska Health System from 1995 to 2000. From 1990 to 1995 she was an Assistant Administrator in the Inova Health System in Virginia. Prior to 1990 she was with Brackenridge Hospital in Austin, Texas and the Good Samaritan Hospital and Health Center in Dayton, Ohio. She has also served on various boards and been involved with several community projects. Ms. Riley holds BBA (Business Administration) and MA (Hospital and Health Administration) degrees from the University of Iowa.

If any nominee is unable or declines to serve as Director at the time of the 2012 Annual Meeting, the proxyholders intend to vote for such other candidate or candidates who may be nominated by the Board.

Vote Required; Recommendation of our Board of Directors

A plurality of the votes of the shares having voting power present in person or by proxy, and entitled to vote, on the subject matter are to be used to elect three Directors. If no such plurality is obtained for one or more Director positions, Mr. Aylesworth, Dr. Grieve and/or Ms. Riley will continue to serve as Directors until their respective successors are elected and qualified, or until their earlier death, resignation or removal, based on the status of their election and length of service.

Our Board of Directors unanimously recommends a vote FOR the election of its nominees, Mr. Aylesworth, Dr. Grieve and Ms. Riley, as our Directors.

Heska’s Directors listed below whose terms are not expiring this year will continue in office for the remainder of their terms in accordance with our bylaws. Information regarding the business experience and education of each of such Director is provided below.

Directors Whose Terms Will Expire in 2014 (Class II)

Louise L. McCormick, age 69, has served us as a Director since January 2008. Ms. McCormick was with Aetna, Inc. for over 25 years in various finance, strategic planning and legal positions, including as Corporate Secretary and Securities Counsel, and Vice President, Strategy, Finance and Administration. Ms. McCormick retired from Aetna, Inc. in 2000. Since June 2005, Ms. McCormick has served as an independent Director of Foresters, a Toronto-based insurance company, and is a member of its Ethics, Governance and Compensation Committee. She also serves as a Director of a wholly-owned Foresters subsidiary and several non-profit and educational institutions. Ms. McCormick holds a J.D. from the University of Connecticut Law School and a M.S.T. and B.A. from the University of Florida.

John F. Sasen, Sr., age 69, has served us as a Director since October 1998. Since April 1998, he has served as Executive Vice President and Chief Marketing Officer of PSS/World Medical, Inc. (“PSS”), a medical supply distributor, and has held various other senior executive positions at PSS, including President and Chief Operating Officer, since 1993. From July 1993 to April 1998, Mr. Sasen served as a Director of PSS. Prior to joining PSS, Mr. Sasen was Vice President Sales, Marketing and Distributor Relations for a division of Becton Dickinson & Company, a manufacturer of health care products. Mr. Sasen was with Becton Dickinson for over 20 years. Mr. Sasen has developed and implemented executive and sales compensation programs in his career. In addition, Mr. Sasen serves as the Chairman of the Health Industry Distribution Association Education Foundation, Executive Director of the Health Industry Distributor Association, Director of Nova Vision, Inc. and Director of the Boys’ Home Foundation.

Directors Whose Terms Will Expire in 2013 (Class I)

Peter Eio, age 70, has served us as a Director since October 2002. Mr. Eio served as the President of LEGO Systems, Inc., from 1989 to 2001 and was Managing Director of LEGO UK from 1982 to 1989. He also held various positions with International Playtex, Inc., in Scandinavia and the UK from 1971 to 1981. His previous experience includes marketing, sales and general management positions. Mr. Eio is also a Director of a private company and serves on the Board of several charitable and educational organizations. Mr. Eio holds honorary degrees from Rensselaer Polytechnic Institute (Doctor of laws—honoris causa, 1996) and the University of Hartford (Doctor of Commercial Science – honoris causa, 2009). He attended the IMD Business School in Lausanne, Switzerland and received the Prince Henrik Medal of Honor for services to Danish industry in 1992.

G. Irwin Gordon, age 61, has served us as a Director since May 2001. Mr. Gordon is the founder and Managing Partner of Trion LLC, a consulting firm. From July 2000 until August 2001, Mr. Gordon served as President and Chief Executive Officer of Gruma Corporation, a food manufacturer. He also served as President and Chief Operating Officer of Suiza Foods Corporation, a food manufacturer and distributor, from February 1998 to October 1999. Mr. Gordon joined Suiza in August 1997 as its Executive Vice

President and Chief Marketing Officer. Prior to joining Suiza, Mr. Gordon held various positions with subsidiaries of PepsiCo, Inc. (“PepsiCo”), including most recently as Senior Vice President Global Branding for Frito-Lay, Inc., from May 1996 to August 1997. From 1983 to 1992, Mr. Gordon served as President and General Manager of several international Frito-Lay companies before becoming Senior Vice President Marketing, Sales and Technology for Frito-Lay International from 1992 to 1996. Prior to joining PepsiCo in 1992, Mr. Gordon served in various capacities at the Kellogg Company. Mr. Gordon holds an Education degree from the University of British Columbia and a Management Certificate from Stanford University.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO 1997 STOCK INCENTIVE PLAN

Our Board is submitting an amendment (the “Amendment”) to our 1997 Stock Incentive Plan (our “1997 Stock Plan”) for shareholder approval. The following is only a summary of the 1997 Stock Plan, as amended if approved, and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

Background

Our 1997 Stock Plan was originally adopted by our Board and approved by our stockholders in 1997. An amendment to our 1997 Stock Plan was adopted by our Board and approved by our stockholders in 2009. The stated purpose of the 1997 Stock Plan is to promote the long-term success of the Company and the creation of stockholder value by a) encouraging employees, outside Directors and consultants to focus on critical long-range objectives, b) encouraging the attraction and retention of employees, outside Directors and consultants with exceptional qualifications and c) linking employees, outside Directors and consultants directly to stockholder interests through increased stock ownership. The 1997 Stock Plan seeks to achieve this purpose by providing for awards in the form of restricted shares or options (which may constitute incentive stock options or nonstatutory stock options). We have not issued restricted shares under the 1997 Stock Plan since 2001.

Shares available under the 1997 Stock Plan are increased by the Amendment

The number of shares which may be issued under the 1997 Stock Plan is limited. Shares underlying options issued under the 1997 Stock Plan which are forfeited or terminate for any other reason before being exercised may be used to underlie the future grant of options or restricted shares under the 1997 Stock Plan. As of the Record Date, there were 190,922 shares available for issuance under the 1997 Stock Plan. The Amendment will increase the number of shares available for issuance by 250,000 in addition to an annual increase through 2016 based on the number of non-employee Directors serving, as discussed below. 250,000 shares represent less than 5% of shares outstanding as of the Record Date.

The Amendment includes an annual increase of no more than 45,000 shares, based on the number of non-employee Directors serving and through 2016 only, in shares available under the 1997 Stock Plan

If the Amendment is approved, as of the Company’s Annual Meeting of Stockholders of each given year, commencing with the Company’s Annual Meeting of Stockholders in 2012 and continuing through the Company’s Annual Meeting of Stockholders in 2016, the aggregate number of Options and Restricted Shares that may be awarded under the Plan will be increased by a number of Common Shares equal to the lesser of (A) 45,000 and (B) the product of 5,000 multiplied by the number of non-employee directors serving on the Board as of the Company’s Annual Meeting of Stockholders in the particular year of determination. For example, as we expect to have six non-employee Directors serving as of the 2012 Annual Meeting of Stockholders, we expect 30,000 additional shares to be available for issuance under the 1997 Stock Plan based on the number of non-employee Directors serving in 2012. After the annual increase as of the Company’s Annual Meeting of Stockholders in 2016, there shall be no further automatic annual increases unless and until stockholder approval of such increase has been obtained. 45,000 shares, the maximum annual increase, represent less than 1% of shares outstanding as of the Record Date.

Our Director Compensation Policy mandates that each continuing non-employee director automatically receive an annual grant of an option valued at $37,500 to purchase shares of the Company’s common stock, at an exercise price equal to the fair market value of the common stock on the date of grant which shall be the date of each Company Annual Meeting of Stockholders, subject to such grant covering a maximum of 5,000 shares. Every option grant under this policy since 2007 has been for 5,000 underlying shares. Based on our stock price and option valuation parameters as of the Record Date, we anticipate that 2012 option grants under this policy will be for 5,000 underlying shares each. If this is correct, we would issue options with 30,000 total underlying shares under this policy in 2012 as we expect to have six non-employee Directors serving as of the 2012 Annual Meeting of Stockholders.

Our bylaws state our Board of Directors is to consist of not less than five Directors nor more than nine Directors. The maximum annual increase in shares available under the 1997 Stock Plan based on the number of non-employee Directors serving is 45,000 under the Amendment. Our Board currently consists of seven Directors, six of whom are not employees. As stated above, if the Amendment is approved we expect 30,000 additional shares to be available for issuance under the 1997 Stock Plan based on the number of non-employee Directors serving in 2012. As also stated above, we anticipate we will issue options with 30,000 total underlying shares as we expect to have six non-employee Directors serving as of the 2012 Annual Meeting of Stockholders.

Further incentive stock options may be issued under the 1997 Stock Plan due to the Amendment

A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Incentive stock options are a type of option designed to comply with certain provisions of the U.S. tax code which may offer the recipient certain tax advantages depending on circumstances, as is discussed in more detail below. An individual must be an employee to receive an incentive stock option, so outside Directors and consultants may not receive this type of option. The current 1997 Stock Plan does not allow the issuance of any incentive stock options after May 4, 2019. The Amendment will allow the issuance of incentive stock options through May 8, 2022.

2003 Equity Incentive Plan

We have one other plan under which we may issue stock and related securities, including stock options – the 2003 Equity Incentive Plan. As of the Record Date, there were 22,666 shares available for issuance under the 2003 Equity Incentive Plan.

Certain Federal Tax Aspects

The following paragraphs are a summary of the Company’s understanding of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 1997 Stock Plan. Tax consequences for any particular individual may be different.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxable income is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Nonstatutory Stock Options

No taxable income is reportable when a nonstatutory stock option, which also may be referred to as a nonqualified stock option, is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock

A participant will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the 1997 Stock Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated Executive Officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 1997 Stock Plan, setting limits on the number of awards that any individual may receive and, for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 1997 Stock Plan has been designed to permit the Company to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

The Company expects a minimal impact on cash taxes paid resulting from deductions related to the 1997 Stock Plan due to the Company’s large domestic net operating loss position, which allows the Company to offset current taxable income with losses from prior years for ordinary income tax purposes.

Awards to be Granted to Certain Individuals and Groups

The number of awards that an employee or consultant may receive under the Plan is at the discretion of our Compensation Committee and therefore cannot be determined in advance. The following table sets forth, adjusted for our December 30, 2010 1-for-10 reverse stock split, the number of shares underlying options and the average exercise price per share for options granted in 2009, 2010 and 2011 to each of our Named Executive Officers, all Named Executive Officers as a group, all members of our Board of Directors as a group and all other individuals as a group.

Options Granted in 2009

	September 30,	September 30,
Name	Number of Shares Underlying Options Granted (#)	Average Exercise Price per Share ($)
Robert B. Grieve, Ph.D.	26,000	$4.50
Michael J. McGinley, Ph.D.	14,000	$4.50
Jason A. Napolitano	14,000	$4.50
Michael A. Bent	6,000	$4.50
G. Lynn Snodgrass	3,000	$4.50
All Named Executive Officers, as a group	63,000	$4.50
All Directors who are not Executive Officers, as a group	25,000	$4.60
All others, as a group	19,500	$4.53

Options Granted in 2010

	September 30,	September 30,
Name	Number of Shares Underlying Options Granted (#)	Average Exercise Price per Share ($)
Robert B. Grieve, Ph.D.	24,750	$4.96
Michael J. McGinley, Ph.D.	13,500	$4.96
Jason A. Napolitano	13,500	$4.96
Nancy Wisnewski, Ph.D.	6,000	$4.96
Michael A. Bent	6,000	$4.96
All Named Executive Officers, as a group	63,750	$4.96
All Directors who are not Executive Officers, as a group	25,000	$8.60
All others, as a group	16,150	$5.72

Options Granted in 2011

	September 30,	September 30,
Name	Number of Shares Underlying Options Granted (#)	Average Exercise Price per Share ($)
Robert B. Grieve, Ph.D.	25,000	$6.90
Michael J. McGinley, Ph.D.	15,000	$6.90
Jason A. Napolitano	10,000	$6.90
Nancy Wisnewski, Ph.D.	10,000	$6.90
Joseph P. Aperfine, Jr.	45,000	$6.79
All Named Executive Officers, as a group	105,000	$6.85
All Directors who are not Executive Officers, as a group	30,000	$7.17
All others, as a group	52,750	$7.06

Vote Required; Recommendation of our Board of Directors

The amendment to our 1997 Stock Incentive Plan is to be approved by the vote of a majority of the shares having voting power present in person or by proxy, and entitled to vote, on the subject matter. If the amendment to our 1997 Stock Incentive Plan is not approved, the 1997 Stock Incentive Plan will remain as is with no changes.

Our Board unanimously recommends a vote FOR the approval of the Amendment to the 1997 Stock Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Our Board of Directors is submitting the appointment of Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) as the Company’s independent registered public accountant for stockholder ratification at the 2012 Annual Meeting. EKS&H has served as our independent registered public accountant since March 31, 2006. A representative of EKS&H is expected to be present at the Annual Meeting and will have an opportunity to make a statement if the representative desires to do so. Such representative also is to be available to answer questions at the meeting.

Vote Required; Recommendation of our Board of Directors

Stockholder ratification of the appointment of EKS&H as our independent registered public accountant is not required by our bylaws or otherwise. Our Board, however, is submitting the appointment of EKS&H to the stockholders for ratification as a matter of good corporate governance practice. The ratification of our independent registered public accountant for 2012 is to be approved by the vote of a majority of the shares having voting power present in person or by proxy, and entitled to vote, on the subject matter. If stockholders fail to ratify the appointment, our Audit Committee will reconsider whether or not to retain EKS&H as our independent registered public accountant, although our Audit Committee maintains the full discretion to continue to retain EKS&H in such a circumstance. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Our Board unanimously recommends a vote FOR the ratification of EKS&H as our independent registered public accountant for fiscal 2012.

POTENTIAL VOTE NO. 4

ADVISORY VOTE WITH RESPECT TO DISCRETIONARY VOTING BY

PROXYHOLDERS

Other than the three items of business previously described in Proposal No. 1, Proposal No. 2 and Proposal No. 3, we are not aware of any other business to be acted upon at the 2012 Annual Meeting. Since our 1997 initial public offering, only items that were described in the proxy materials made available to stockholders prior to the corresponding Annual Meeting or Special Meeting were resolved by a vote of our stockholders at such meetings. While we have taken steps to ensure this remains the case, it is possible other business may properly come before our 2012 Annual Meeting, via the efforts of a stockholder or otherwise. In such a circumstance, our proxyholders – Robert B. Grieve, our Chairman and Chief Executive Officer, Jason A. Napolitano, our Executive Vice President, Chief Financial Officer and Secretary and Michael A. Bent, our Vice President, Principal Accounting Officer and Controller – will have the discretion to vote shares for which we have been granted a proxy as they may determine. As a matter of good corporate governance practice, we are asking stockholders to submit an advisory vote for the proxyholders’ consideration in such a circumstance. We will interpret a “for” vote as an indication that the stockholder’s preference is that the proxyholders exercise their voting discretion in a manner they determine to be in the best interest of the Company’s stockholders, a “no” vote as an indication that the stockholder’s preference is that the proxyholders exercise their voting discretion against any proposal brought to a vote as outlined above, including a proposal the proxyholders otherwise believe to be in the best interests of the Company’s stockholders, and an “abstain” or non-vote as an indication that the stockholder does not wish to express a preference regarding such a circumstance. It is important to note this is an advisory vote only, and that while the proxyholders may consider the advisory vote in such a circumstance, the proxyholders retain full discretion to vote as they may determine regardless of any outcome of the advisory vote.

Recommendation of our Board of Directors

Our Board unanimously recommends a vote FOR your preference being that the proxyholders exercise their voting discretion in a manner they determine to be in the best interest of the Company’s stockholders, if other business properly comes before the 2012 Annual Meeting and you are voting by proxy.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables show the number of shares of our common stock beneficially owned as of February 29, 2012 by each of the Named Executive Officers listed in the Summary Compensation Table, each of our Directors, all of our Directors and Executive Officers as a group, and each person who is known by us to be the beneficial owner of more than 5% of our common stock. We had 5,263,210 shares outstanding on February 29, 2012.

Ownership Table

	September 30,	September 30,
Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percentage Beneficially Owned (1)
CMC Master Fund, L.P. (2) 525 University Avenue, Suite 200 Palo Alto, CA 94301	579,045	11.0%
Zesiger Capital Group LLC (3) 320 Park Avenue, 30th Floor New York, NY 10022	425,960	8.1%
William A. Aylesworth (4)	71,918	1.4%
Peter Eio (4)	49,994	*
G. Irwin Gordon (4)	50,581	*
Robert B. Grieve, Ph.D. (4)(5)	302,124	5.5%
Louise L. McCormick (4)	31,727	*
Sharon L. Riley (4)	6,000	*
John F. Sasen, Sr. (4)	52,295	*
Joseph P. Aperfine, Jr. (4)	9,103	*
Michael J. McGinley, Ph.D. (4)	80,482	1.5%
Jason A. Napolitano (4)(6)	223,413	4.1%
Nancy Wisnewski, Ph.D. (4)	58,190	1.1%
All Directors and Executive Officers as a group (13 persons)(4)(5)(6)	996,428	16.4%

*	Amount represents less than 1% of our common stock.

(1)	To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to securities. Shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2012, including fractional shares discussed in footnote 5 below, are deemed outstanding and beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based upon information derived from a Schedule 13D filed by CMC Master Fund, L.P. on March 8, 2012 for holdings on February 15, 2012. According to the Schedule 13D, CMC Master Fund, L.P. beneficially owns 579,045 shares.

(3)	Based upon information derived from a Schedule 13G filed by Zesiger Capital Group LLC on February 1, 2012 for holdings on December 31, 2011. According to the Schedule 13G, Zesiger Capital Group LLC has the sole power to vote 409,210 shares and the sole power to dispose of 425,960 shares.

(4)	Includes “Shares Owned,” “Exercisable Options” from “Exercisable Option Table” and “Aggregate Fractional Shares Underlying Options” from footnote 2 of “Exercisable Option Table” below for each Director and Named Executive Officer, as well as for all Directors and Executive Officers as a group. A fractional share has been counted as a whole share for purposes of this table.

(5)	Includes 6,154 shares of common stock held for the benefit of Dr. Grieve’s children and 1,564 shares of common stock held by Dr. Grieve’s wife, all of with respect to which Dr. Grieve disclaims beneficial ownership. Dr. Grieve’s business address is c/o the Company at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

(6)	Includes 602 shares of common stock held by Mr. Napolitano’s wife, with respect to which Mr. Napolitano disclaims beneficial ownership.

Exercisable Option Table

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
Name	Shares Owned (1)	Exercisable Options (2)	Exercisable Option Price Range (3)	Exercisable Option Average Price (4)	Weighted Average Remaining Contractual Life (5)	Exercisable “In-the money” Options (6)	Net Shares from Exercisable Options (7)
William A. Aylesworth	29,640	42,273	$4.60-26.87	$11.97	5.11	19,517	5,631
Peter Eio	2,000	47,985	$4.60-27.30	$11.49	5.03	23,517	7,662
G. Irwin Gordon	3,700	46,876	$3.80-26.87	$11.43	4.60	24,197	7,093
Robert B. Grieve, Ph.D. (8)	60,776	241,343	$3.40-23.00	$12.49	4.72	113,845	41,988
Louise L. McCormick	7,200	24,526	$4.60-18.30	$10.65	7.17	15,000	4,815
Sharon L. Riley	1,000	5,000	$9.74-9.74	$9.74	9.17	5,000	3
John F. Sasen, Sr.	3,992	48,294	$4.60-27.30	$11.44	5.14	24,746	7,146
Joseph P. Aperfine, Jr.	250	8,853	$6.76-6.90	$6.77	9.14	8,853	2,703
Michael J. McGinley, Ph.D.	4,890	75,588	$3.40-23.00	$10.20	5.94	44,591	18,639
Jason A. Napolitano (9)	62,694	160,715	$4.40-23.00	$10.43	3.68	101,716	30,311
Nancy Wisnewski, Ph.D.	5,474	52,714	$3.40-18.30	$11.28	5.91	22,966	7,962
All Directors and Executive Officers as a group (13 persons) (8)(9)	186,973	809,408	$3.40-27.30	$11.31	4.95	430,156	149,323

(1)	To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown in the column, subject to community property laws where applicable and the information contained in the footnotes of this table.

(2)	Represents shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2012, excluding exercisable options to purchase fractional shares resulting from Heska’s December 2010 1-for-10 reverse stock split as follows:

	September 30,	September 30,	September 30,	September 30,
Name	Aggregate Fractional Shares Underlying Options	Exercisable Option Price Range	Exercisable Option Average Price	Weighted Average Remaining Contractual Life
William A. Aylesworth	4.7	$7.80-26.87	$15.80	2.40
Peter Eio	8.6	$7.80-27.30	$17.10	2.42
G. Irwin Gordon	4.5	$7.80-26.87	$15.31	2.43
Robert B. Grieve, Ph.D.	4.6	$3.40-18.30	$11.59	3.27
Louise L. McCormick	0.8	$18.30-18.30	$18.30	5.84
Sharon L. Riley	—	—	—	—
John F. Sasen, Sr.	8.4	$7.30-27.30	$16.52	3.10
Joseph P. Aperfine, Jr.	—	—	—	—
Michael J. McGinley, Ph.D.	4.0	$8.80-23.00	$15.37	3.36
Jason A. Napolitano	3.4	$7.00-17.17	$10.06	1.87
Nancy Wisnewski, Ph.D.	2.0	$12.50-17.17	$14.84	4.25
All Directors and Executive Officers as a group (13 persons)	44.0	$3.40-27.30	$15.16	2.84

Heska intends to issue whole shares only from option exercises.

(3)	Represents the lowest and highest strike price for stock options exercisable within 60 days of February 29, 2012, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split.

(4)	Represents the average strike price for stock options exercisable within 60 days of February 29, 2012, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split.

(5)	Represents the weighted average remaining contractual life, in years, for stock options exercisable within 60 days of February 29, 2012, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split.

(6)	Represents shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2012, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split, that have a strike price less than $9.75, the closing market price per share of Heska stock on February 29, 2012.

(7)	Represents net shares under the Treasury Stock method assuming a market price per share of $9.75, the closing market price per share of Heska stock on February 29, 2012, for shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2012 that have a strike price less than $9.75, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split.

(8)	Includes 6,154 shares of common stock held for the benefit of Dr. Grieve’s children and 1,564 shares of common stock held by Dr. Grieve’s wife, all of with respect to which Dr. Grieve disclaims beneficial ownership.

(9)	Includes 602 shares of common stock held by Mr. Napolitano’s wife, with respect to which Mr. Napolitano disclaims beneficial ownership.

Outstanding Option Table

Name	Shares Owned (1)	Outstanding Options (2)	Outstanding Option Price Range (3)	Outstanding Option Average Price (4)	Weighted Average Remaining Contractual Life (5)	Outstanding “In-the-money” Options (6)	Net Shares from Outstanding Options (7)
William A. Aylesworth	29,640	42,313	$4.60-26.87	$11.97	5.27	19,517	5,631
Peter Eio	2,000	47,985	$4.60-27.30	$11.49	4.79	23,517	7,662
G. Irwin Gordon	3,700	46,876	$3.80-26.87	$11.43	4.75	24,197	7,093
Robert B. Grieve, Ph.D. (8)	60,776	295,943	$3.40-23.00	$11.22	4.88	168,445	64,989
Louise L. McCormick	7,200	24,526	$4.60-18.30	$10.65	7.34	15,000	4,815
Sharon L. Riley	1,000	5,000	$9.74-9.74	$9.74	9.33	5,000	3
John F. Sasen, Sr.	3,992	48,294	$4.60-27.30	$11.44	4.81	24,746	7,146
Joseph P. Aperfine, Jr.	250	45,000	$6.76 - 6.90	$6.79	9.31	45,000	13,656
Michael J. McGinley, Ph.D.	4,890	106,496	$3.40-23.00	$8.90	6.11	75,499	31,483
Jason A. Napolitano (9)	62,694	186,602	$4.40-23.00	$9.75	3.84	127,603	41,575
Nancy Wisnewski, Ph.D.	5,474	75,248	$3.40-18.30	$9.74	6.07	45,500	16,294
All Directors and Executive Officers as a group (13 persons)(8)(9)	186,973	1,003,226	$3.40-27.30	$10.27	5.24	629,619	221,860

(1)	To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown in the column, subject to community property laws where applicable and the information contained in the footnotes of this table.

(2)	Represents shares of common stock issuable upon exercise of stock options outstanding on February 29, 2012, excluding outstanding options to purchase fractional shares resulting from Heska’s December 2010 1-for-10 reverse stock split, as follows:

	September 30,	September 30,	September 30,	September 30,
Name	Aggregate Fractional Shares Underlying Options	Outstanding Option Price Range	Outstanding Option Average Price	Weighted Average Remaining Contractual Life
William A. Aylesworth	4.7	$7.80-26.87	$15.80	2.40
Peter Eio	8.6	$7.80-27.30	$17.10	2.42
G. Irwin Gordon	4.5	$7.80-26.87	$15.31	2.43
Robert B. Grieve, Ph.D.	6.6	$3.40-18.30	$9.43	4.46
Louise L. McCormick	0.8	$18.30-18.30	$18.30	5.80
Sharon L. Riley	—	—	—	—
John F. Sasen, Sr.	8.4	$7.30-27.30	$16.52	3.10
Joseph P. Aperfine, Jr.	—	—	—	—
Michael J. McGinley, Ph.D.	4.0	$8.80-23.00	$15.37	3.36
Jason A. Napolitano	3.4	$7.00-17.17	$10.06	1.87
Nancy Wisnewski, Ph.D.	2.0	$12.50-17.17	$14.84	4.25
All Directors and Executive Officers as a group (13 persons)	46.0	$3.40-27.30	$14.69	3.03

Heska intends to issue whole shares only from option exercises.

(3)	Represents the lowest and highest strike price for stock options outstanding on February 29, 2012, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split.

(4)	Represents the average strike price for stock options outstanding on February 29, 2012, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split.

(5)	Represents the weighted average remaining contractual life, in years, for stock options outstanding on February 29, 2012, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split.

(6)	Represents shares of common stock issuable upon exercise of stock options outstanding on February 29, 2012, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split, that have a strike price less than $9.75, the closing market price per share of Heska stock on February 29, 2012.

(7)	Represents net shares under the Treasury Stock method assuming a market price per share of $9.75, the closing market price per share of Heska stock on February 29, 2012, for shares of common stock issuable upon exercise of stock options outstanding on February 29, 2012 that have a strike price less than $9.75, excluding options to purchase fractional shares resulting from Heska’s December 2010 reverse stock split.

(8)	Includes 6,154 shares of common stock held for the benefit of Dr. Grieve’s children and 1,564 shares of common stock held by Dr. Grieve’s wife, all of with respect to which Dr. Grieve disclaims beneficial ownership.

(9)	Includes 602 shares of common stock held by Mr. Napolitano’s wife, with respect to which Mr. Napolitano disclaims beneficial ownership.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Compliance with Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, Executive Officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions of Heska common stock and other equity securities with the SEC. Directors, Executive Officers and 10% or greater stockholders are required by SEC regulations to furnish us with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to us and the representations made by the reporting persons to us, we believe that during 2011 our Directors, Executive Officers and 10% or greater stockholders complied with all filing requirements under Section 16(a) of the Exchange Act.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued upon exercise of options and rights under all of our equity compensation plans as of December 31, 2011, including the 1997 Stock Incentive Plan, the 1997 Employee Stock Purchase Plan and the 2003 Equity Incentive Plan. Our stockholders have approved all of these plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (1)	(b) Weighted-Average Exercise Price of Outstanding Options and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	1,448,675	$11.53	129,020
Equity Compensation Plans Not Approved by Stockholders	None	None	None
Total	1,448,675	$11.53	129,020

(1)	Excluding outstanding options to purchase an aggregate of 121.0 fractional shares with a weighted average strike price of $13.21 resulting from our December 2010 reverse stock split.

SIGNIFICANT RELATIONSHIPS AND TRANSACTIONS WITH DIRECTORS, OFFICERS OR PRINCIPAL STOCKHOLDERS

Related Party Transactions

Pursuant to our code of ethics for senior executives and financial officers, a copy of which is available on Heska’s website at www.heska.com, and our Corporate Governance Committee charter, our Audit Committee or our Corporate Governance Committee must review and approve any transaction that the Company proposes to enter into that would be required to be disclosed under Item 404(a) of Regulation S-K. Item 404(a) of Regulation S-K requires the Company to disclose in its proxy statement any transaction involving more than $120,000 in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. A related person for purposes of this analysis is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

Since January 1, 2011, the Company has not been a participant in any transaction with a related person other than the indemnification agreements described below.

Indemnification agreements with officers and directors

Our amended and restated certificate of incorporation and our bylaws provide that we will indemnify each of our Directors and Executive Officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our Directors and Executive Officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objective and Philosophy

The Compensation Committee of Heska Corporation’s Board of Directors (the “Committee”) administers our executive compensation program and establishes the salaries of our Executive Officers. The ultimate objective of our executive compensation program is to attract, retain and reward executives who will enhance the value and profitability of Heska Corporation (“Heska” or the “Company”) and increase stockholder value. The Committee strives to provide competitive compensation opportunities with the ultimate amount of compensation received tied significantly to short-term and long-term Company performance. Inherent in our approach is the philosophy that compensation can align behavior and actions with stockholder interests, attract and retain stronger executives and thus create value for stockholders over time. The Committee’s goal in executive compensation is to design and administer programs that best serve these ends.

What is Heska’s Executive Compensation Program Designed to Reward?

The Committee develops our executive compensation programs to reward Executive Officers for their contribution to Heska’s financial performance and to recognize individual initiative, leadership, achievement and other contributions. An effective compensation program will reward executives for working well collectively as well as for strong individual performance.

What are the Elements of Heska’s Executive Compensation?

Our compensation program is designed to reward four interlocking aspects of executive performance:

•	Annual financial performance: rewarded primarily through the awards paid under the Management Incentive Plan (“MIP”);

•	Individual contribution: rewarded primarily through the setting of base salary and annual MIP targets;

•	Long-term gains in stockholder value: rewarded primarily through the equity incentive program; and

•	Continued service to the Company; rewarded primarily through base salary, equity award requirements and vesting and competitive benefits levels.

Why Does Heska Choose to Pay Each Element of Executive Compensation?

Base salary. Base salaries are set on an annual or other periodic basis and designed to reflect competitive market salaries for each position. They are also used in determining the basis for bonus targets in our MIP discussed below.

Performance-based incentive compensation. This form of compensation is based on the achievement of predetermined financial, project, research or other designated objectives. This form of compensation is paid to reward near-term performance (i.e., no longer than the coming year) and encourage Executive Officers to optimize immediate opportunities. In recent years, an MIP has been offered to Executive Officers and other managers to provide a performance-based incentive.

Long-term equity compensation. This form of compensation is designed to encourage the achievement of superior financial results over an extended period of time and align the interests of stockholders and Executive Officers. It is intended to ensure that Executive Officers make thoughtful decisions about the Company’s future and long-term prospects.

Other benefits, compensation or arrangements. Other than broad-based programs open to all employees, such as participation in our 401(k) program and employee stock purchase plan, this category tends to be used rarely. All of our Executive Officers have employment agreements. An Executive Officer’s extraordinary performance or participation in an unanticipated endeavor may occasionally trigger such an award in this category.

Determination of Compensation Elements

In reviewing the compensation of our Executive Officers, the Committee reviews the nature and scope of each Executive Officer’s responsibilities as well as his or her effectiveness in that role as well as in supporting the Company’s long-term goals. Heska’s Board of Directors (the “Board”) formally evaluates the Chief Executive Officer (our “CEO”). Our CEO communicates his view of the performance of other Executive Officers to the Committee and makes recommendations regarding salary, incentive-based performance compensation and long-term compensation grants for the Committee’s consideration. The Company has a performance appraisal system it uses to evaluate its employees, including Executive Officers, which Dr. Grieve considers, potentially along with other information, such as third-party interviews of Company employees who interact with the Company’s Executive Officers. In the past several years, our Vice President of Human Resources and/or our Controller has compiled and/or presented data discussed below for the Committee’s consideration of the different compensation elements. The Chief Financial Officer (our “CFO”) has also met with the Committee to communicate on issues of interest to the Committee, including the accounting implications of various compensation alternatives and information on our financial plans, expectations and historical results for the Committee’s consideration.

The Committee has considered it appropriate, and in the best interests of Heska’s stockholders, to endeavor to set our overall Executive Officer compensation near the mid-point of the range of companies in the comparison group it reviewed (“Comparable Companies”). The Committee also reviews the relative mix of compensation paid by Comparable Companies for use as a guideline. It is the sense of the Committee that performance-based incentive compensation has been relatively lower and long-term equity compensation relatively higher than for Comparable Companies. We anticipate the Committee will continue to exercise its discretion regarding the relative mix of compensation, although the relative mix may become more similar to that of Comparable Companies over time. The Committee views the difference between the compensation of our CEO and our other Named Executive Officers as largely a reflection of competitive market practices and the CEO’s responsibility for all Company operations and not any compensation philosophy specific to Heska. In compensation matters, the Committee reviews relevant information and makes a case-by-case determination relying on its collective judgment and experience.

The Committee engaged an outside compensation consultant (the “Consultant”) in the second half of 2010 and received a report on executive compensation from the Consultant in December 2010. The Committee also engaged the Consultant in 2011. The Committee viewed the Consultant as an advisor only, and the Committee retained the discretion to implement or not implement the Consultant’s suggestions.

The Committee considers compensation data from companies in medical, biotechnology and general industry groups that have similar revenues, veterinary focus and/or are in a similar stage of development to Heska. In 2009, the Committee reviewed compensation data for the following companies as part of its review of Executive Compensation: Abaxis, Akron, Array Biopharma, Hi Tech Pharmaceuticals, ImmunoGen, Inspire Pharmaceuticals, ISTA Pharmaceuticals, Jazz Pharmaceuticals, Lannett, Lexicon Pharmaceuticals, Noven Pharmaceuticals, Pain Therapeutics, POZEN, Quidel, Santarus, and XOMA. In 2010 and early 2011, the Committee reviewed compensation data for the following companies as part of its review of Executive Compensation: Abaxis, Akron, Array Biopharma, Hi Tech Pharmaceuticals, ISTA Pharmaceuticals, Lannett, Natural Alternatives, POZEN, Progenics Pharmaceuticals, Quidel, Santarus, and XOMA. In 2011, the Committee reviewed compensation data for the following companies as part of its review of Executive Compensation: Abaxis, Akron, Array Biopharma, Hi Tech Pharmaceuticals, ISTA Pharmaceuticals, Lannett, Natural Alternatives, POZEN, Progenics Pharmaceuticals, Quidel, Santarus, and XOMA. The Committee also reviewed summary compensation data based on company size for each year.

Base Salary. The Committee reviews each Executive Officer’s base salary annually. When reviewing base salaries, the Committee considers compensation data from companies in medical, biotechnology and general industry groups that have similar revenues, veterinary focus and/or are in a similar stage of development to Heska. Consideration is also given to prior performance, relevant experience, level of responsibility and skills, and abilities of each Executive Officer. Similar positions are grouped to ensure both internal equity and external equity. The Committee reviews relevant information and makes a case-by-case determination relying on its collective judgment and experience.

In November 2008, at the request of management based on the challenges the Company faced in 2008 and expected to face in the near term, the Committee froze base salaries for all current Executive Officers, with the exception of Dr. McGinley. In November 2008, our Board of Directors appointed Dr. McGinley the Company’s President and Chief Operating Officer at a salary of $230,000, effective January 1, 2009.

In November 2009, the Committee reviewed market data on base compensation and executive compensation practices, noted management’s performance in 2009 as well as the aforementioned salary freezes, and decided upon the following base salaries for the Named Executive Officers.

Name	Annual Salary	Percent Increase
Robert B. Grieve, Ph.D.	$440,000	4.8%
Michael J. McGinley, Ph.D.	$245,000	6.5%
Jason A. Napolitano	$260,000	7.0%
Nancy Wisnewski, Ph.D.	$195,000	8.3%
Joseph P. Aperfine, Jr.	N/A	N/A

In February 2011, the Committee reviewed market data on base compensation and executive compensation practices, noted management’s performance in 2010, and decided upon the following base salaries for the Named Executive Officers. The Committee also discussed potential performance-based increases later in 2011 for Dr. McGinley and Mr. Napolitano.

Name	Annual Salary	Percent Increase
Robert B. Grieve, Ph.D.	$462,000	5.0%
Michael J. McGinley, Ph.D.	$265,000	8.2%
Jason A. Napolitano	$263,400	1.3%
Nancy Wisnewski, Ph.D.	$212,500	9.0%
Joseph P. Aperfine, Jr.	N/A	N/A

In February 2012, after reviewing and considering relevant data, including input from Dr. Grieve, the Committee agreed to the following base salaries, effective February 2012.

	September 30,	September 30,
Name	Annual Salary	Percent Increase
Robert B. Grieve, Ph.D.	$475,860	3.0%
Michael J. McGinley, Ph.D.	$300,105	5.3%
Jason A. Napolitano	$271,302	3.0%
Nancy Wisnewski, Ph.D.	$233,750	10.0%
Joseph P. Aperfine, Jr.	$247,200	3.0%

Performance-Based Incentive Compensation. The Company first adopted an MIP in 1999 to provide incentives to our Executive Officers, other managers and key employees to meet and exceed certain predetermined annual goals. Target annual incentives and specific performance criteria are established each year by the Committee, with the actual payout based on the extent to which the specified performance criteria are met. We believe this approach provides a strong incentive for our management to achieve the stated annual goals. An example of the incentive can be seen when comparing the cash levels of the 2009 MIP Payouts to zero 2010 MIP Payouts in the “Non-Equity Incentive Plan Compensation” column of the “Historical Compensation Table” below. In late 2005, the Committee adopted the Management Incentive Plan Master Document (the “Master Document”). A goal of the Master Document is self-funding status for the MIP in any given year. A given year’s MIP can be implemented by the Committee agreeing on four parameters: 1) the percent of salary that is an individual’s targeted bonus compensation, 2) the relative weighting of companywide and individual performance, 3) the key parameter(s) the MIP Payouts are to be based upon and 4) the Payout Structure by which the MIP is funded. Typically there has been a cap on the MIP of approximately 150% of target payout to all employees, although this is not required in any given year. Each individual has a “targeted” MIP Payout and this is intended as a guideline. Our CEO will generally make recommendations to the Committee regarding MIP Payouts to other MIP Plan participants; all awards under the MIP Plan are at the discretion of the Committee. All Executive Officers are eligible for the 2012 MIP. We do not believe our compensation policy for our Executive Officers, our sales force or our other employees are reasonably likely to have a material adverse effect on our Company. We generally pay our sales force commissions based on sales volume and other targets, which we believe is typical in our industry.

In considering the 2009 MIP, the Committee considered the challenges facing the Company, the importance of observing the MIP’s self-funding goal, particularly in a period with restrictive credit conditions, as well as management’s request to freeze base salaries and adopt an MIP with an aggressive payout threshold. Accordingly, the Committee approved an MIP with an aggressive payout threshold which were in excess of the Company’s internal budget levels before any MIP Payouts were to be made. In November 2008, the Committee adopted the 2009 MIP with the following parameters:

Parameter	Result
% Salary Target	Chief Executive Officer – 50% All other eligible Executive Officers – 35%
Relative Weighting	75% Company Performance / 25% Individual Performance
Key Parameter	Pre-MIP Net Income, as defined in the Third Amended and Restated Credit and Security Agreement by and between Heska Corporation, Diamond Animal Health, Inc. and Wells Fargo Bank, National Association dated December 30, 2005.
Payout Structure	Funding starts at $2 million of Pre-MIP Net Income, as defined 30.0% Share of every additional $1 in Pre-MIP Net Income MIP Capped at $1.855 million (150% of targeted payout)

As an example, if Heska had approximately $4.473MM in Pre-MIP Net Income, as defined, there would have been approximately $742 thousand available under the MIP for the Committee to distribute among plan participants. This represents a plan funded at 60% of target. Dr. Grieve’s 2009 salary was $420,000 and his targeted payout was $210,000 (50% of $420,000). In a 60% MIP-funded plan, his funded targeted payout would be $126,000 (60% of $210,000). The Committee could then adjust his pay upward for strong individual performance or down for poor individual performance using a 25% weighting as a guideline for the adjustment. This is a guideline only, however, as the Committee retains discretion to adjust this number as circumstances dictate.

At a Committee meeting in February 2009, the Committee approved MIP plan participants’ MIP Payouts recommendations and decided Dr. Grieve’s MIP Payout would be equal to his individual funded target (roughly 85% of target). Each of the Named Executive Officers eligible for the MIP received an MIP Payout in line with his individual funded target, with the exception of Mr. Bent who received a higher percentage due to his particularly strong individual performance. The MIP Payouts to MIP-eligible Named Executive Officers are listed as “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” below.

In considering the 2010 MIP, the Committee considered the Company’s 2009 performance as well as anticipated challenges in 2010, in particular the loss of access to consumables and supplies for the handheld line of instruments the Company sold in 2009. The Committee approved an MIP with a higher anticipated threshold payout level than in 2009 but with a higher payout percentage upon reaching the threshold. In November 2009, the Committee adopted the 2010 MIP with the following parameters:

Parameter	Result
% Salary Target	Chief Executive Officer – 50% All other eligible Executive Officers – 35%
Relative Weighting	75% Company Performance / 25% Individual Performance
Key Parameter	Pre-MIP Operating Income
Payout Structure	Funding starts at $3.257 million of Pre-MIP Operating Income 53.0% Share of every additional $1 in Pre-MIP Operating Income MIP Capped at $1.5 million (150% of targeted payout)

The Company’s financial performance was well below expectations in 2010. The Company failed to achieve pre-MIP Operating Income at a level to fund the MIP. Accordingly, no MIP Payouts were made under the 2010 MIP.

In considering the 2011 MIP, the Committee considered the Board’s desire that the Company achieve growth. The Committee decided to design half of the MIP based on a share of operating income above a given level, as in the past. The second half of the MIP was to be based on the achievement of certain milestones Company management had identified as important to achieve future growth. After considering a Board presentation in February 2011 regarding potential strategic areas for the Company to grow, Committee members worked with Executive Officers to choose five such milestones for inclusion in the 2011 MIP. In March 2011, the Committee adopted the 2011 MIP with the following parameters:

Parameter	Result
% Salary Target	Chief Executive Officer – 50% All other eligible Executive Officers – 35%
Relative Weighting	50% Company Financial Performance / 50% Company Achievement of Strategic Growth Initiatives (“SGI”)
Key Parameters	Pre-MIP Operating Income and Strategic Growth Milestone Achievement
Payout Structure

Funding starts at $1.5 million of Pre-MIP Operating Income

18.8% Share of every additional $1 in Pre-MIP Operating Income

$105K payout for achievement of each of 5 SGI milestones if at least $1.5 million of Pre-MIP Operating Income

MIP Capped at $1.3125 million (150% of targeted payout for Pre-MIP Operating Income and 100% achievement of SGI Milestones)

At a Committee Meeting in December 2011, the Committee reviewed the Company’s accomplishments regarding MIP SGI milestones and determined it was appropriate to include 100% achievement of SGI Milestones in MIP funding. At a Committee meeting in February 2012, the Committee determined MIP plan participants’ MIP Payouts based on an MIP funding level of slightly above 100% of target. Variances in individual MIP Payouts versus targeted levels are based on the Committee’s view of individual performance. The MIP Payouts to MIP-eligible Named Executive Officers are listed as “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” below.

In considering the 2012 MIP, the Committee considered the Company’s 2011 performance and the Board’s desire that the Company achieve growth. The Committee decided to use a similar structure to the 2011 MIP with a 50/50 weighting of financial performance and strategic growth initiatives. Three 2012 SGI milestones are related to the launch of new products and one is related to sales force productivity. In February 2012, the Committee adopted the 2012 MIP with the following parameters:

Parameter	Result
% Salary Target	Chief Executive Officer – 50% All other eligible Executive Officers – 35%
Relative Weighting	50% Company Financial Performance / 50% Company Achievement of Strategic Growth Initiatives (“SGI”)
Key Parameters	Pre-MIP Operating Income and Strategic Growth Milestone Achievement
Payout Structure

Funding starts at $3.579 million of Pre-MIP Operating Income

16.2% Share of every additional $1 in Pre-MIP Operating Income

$144.75K payout for achievement of each of 4 SGI Milestones if at least $3.579 million of Pre-MIP Operating Income

MIP Capped at $1.4475 million (150% of targeted payout for Pre-MIP Operating Income and 100% achievement of SGI Milestones)

In the table named “Grants of Plan-Based Awards” below, we list potential payouts under the 2012 MIP to Named Executive Officers, under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.” All “Threshold” MIP Payouts assume all SGI Milestones and a Pre-MIP Operating Income level of $3.579 million are achieved. All “Target” MIP Payouts are as defined above. The “Maximum” MIP Payouts are 25% greater than the “Target” MIP Payouts to reflect that the 2012 MIP Plan is “capped” at 125% of its targeted funding level. It is possible the Committee may decide to pay a Named Executive Officer greater than this amount, although this did not occur in 2006 when the 2006 MIP Plan reached its capped funding level.

Long-term Equity Compensation. Historically, we have used stock options to provide long-term equity compensation to our Executive Officers. The Committee is responsible for determining the number and terms of options, or other forms of long-term equity compensation, to be granted to Executive Officers, taking into account such factors as individual and Company performance, policies regarding cash compensation and practices of Comparable Companies. Options granted to Executive Officers have exercise prices equal to fair market value (closing price) at the time of grant and expire within ten years from the time of grant. Any vesting ceases and the vested portion of options must be exercised within a certain period should an Executive Officer leave Heska’s service (subject to any rights to partial acceleration of vesting upon termination without cause under employment agreements). Accordingly, option grants will provide a return to an Executive Officer only if said Executive Officer continues to work for the benefit of the Company and only if Heska’s market price per share appreciates over the option term. We believe that these provisions help both to retain qualified employees and to motivate them to achieve long-term increases in stock value, providing continuing benefits to the Company and its stockholders beyond those in the year of grant. While it appears stock options will remain the core component of long-term equity compensation in the near future, it is possible the Committee will choose to use restricted stock, restricted stock units, some other form of long-term equity compensation or some combination of the foregoing with or without stock options in the future.

We anticipate granting stock options with 4-year monthly vesting will continue to be our standard practice in the future.

In November 2008, the Committee considered the fact that 2009 salaries had been frozen for most Executive Officers, that no 2008 MIP Payouts were to be made and that the Company’s 2009 MIP required a performance in excess of the Company’s internal budget before any MIP Payouts were to be made. Accordingly, the Committee desired to provide Executive Officers with a greater proportion of long-term compensation than in the recent past. In November 2008, the Committee granted all of our Named Executive Officers a greater number of shares underlying options than in 2007, with the exception of Dr. Grieve, who received the same number of shares underlying options. Dr. McGinley received the largest year-over-year increase in recognition of his pending promotion to President and Chief Operating Officer and increased responsibilities.

In November 2009, the Committee considered individual performance, salary and projected 2009 MIP Payouts, as well as overall corporate performance and awarded option grants listed in “Grants of Plan-Based Awards” below.

In December 2010, after receiving input from the Consultant and reviewing relevant data, the Committee approved a grant of stock options to certain Officers of the Company. The Committee considered individual performance as well as overall corporate performance. Shares underlying option grants were slightly below or at the same level as in 2009 when adjusted to reflect our December 2010 1-for-10 reverse stock split.

In December 2011, after reviewing relevant data, the Committee approved a grant of stock options to certain Officers of the Company. The Committee considered individual performance as well as overall corporate performance and awarded option grants listed in “Grants of Plan-Based Awards” below. Grants were generally above or at the same level as in 2010. Mr. Aperfine also received a large grant in May 2011 as an incentive to join the Company.

Other Benefits, Compensation or Arrangements

“All Other Compensation” in the “Summary Compensation Table” below represent matching funds received by each of our Named Executive Officers under our 401(k) plan, which is open to all employees, as well as life insurance and short-term and long-term disability premiums. We have historically provided a 25% match of 401(k) contribution limits (up to a certain maximum). In 2009, we suspended this match which was restored on January 1, 2010.

All of our Named Executive Officers had employment contracts in 2009, 2010 and 2011, with the exception of Mr. Aperfine who joined the Company on May 1, 2011 and signed an employment agreement with the Company in August 2011. These employment agreements entitle Named Executive Officers to payments based on salary, continuing medical benefits for a given period and immediate vesting of unvested options in certain circumstances. Payments based on salary are typically paid monthly. The Committee believes these are common, in line with the experience of the Committee for executives at other companies and are intended to provide Executive Officers with additional resources to seek a comparable job, which is unlikely to be a rapid process given the level of employment, in these certain circumstances, such as an acquisition. Dr. Grieve is also entitled to payout based on bonus targets in certain circumstances, such as termination without cause, as well. These employment contracts are intended to provide the Named Executive Officers with protections appropriate for, and in line with, those received by comparable executives at companies similar to Heska. Periodically, we review these agreements versus market benchmarks. Such a review was conducted in late 2010 and early 2011.

Mr. Aperfine received a payment of $25 thousand in May 2011 as an incentive to join the Company, which is listed in the “Bonus” column in the “Summary Compensation Table” below. In February 2012, the Committee approved a Company-funded voluntary executive health screen for Executive Officers and certain other members of management.

Compensation Tax Deductibility

The Committee is also sensitive to, and tries to optimize, tax implications. It is our policy generally to qualify compensation paid to Executive Officers for deductibility under Section 162(m) of the Internal Revenue Code. The Committee has structured the Management Incentive Plan Master Document, the 2009 MIP, the 2010 MIP, the 2011 MIP and the 2012 MIP to qualify as awards under such plans as performance-based compensation and to maximize the tax deductibility of such awards. However, the Committee reserves the discretion to pay compensation to its Executive Officers that may not be tax deductible.

In summary, as Heska Corporation continues to evolve, Heska’s Executive Compensation is evolving. The Committee endeavors to find the proper level and balance of base salary, performance-based incentive compensation, long-term equity incentive compensation and other forms of compensation.

Historical and Summary Compensation Tables

The following table sets forth compensation for services rendered in all capacities to us during 2009, 2010 and 2011 by Robert B. Grieve, our Chairman of the Board and Chief Executive Officer, Jason A. Napolitano, our Chief Financial Officer, and our three other most highly compensated Executive Officers for the fiscal year ended December 31, 2011 (the “Named Executive Officers”). The following table represents compensation recognized for financial reporting purposes for each of the Named Executive Officers. The “Option Awards” column lists the accounting cost of options recognized for a given individual in a given year. In general, stock options are valued at the time of grant with the corresponding cost amortized ratably over the corresponding option vesting period.

Historical Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus	Stock Awards	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Robert B. Grieve, Ph.D.
Chairman of the Board and Chief Executive Officer	2011 2010 2009	460,167 440,000 420,000	— — —	— — —	105,365 92,728 77,325	246,339 — 180,182	— — —	7,553 8,905 7,827	819,424 541,633 685,334
Michael J. McGinley, Ph.D. (5)
President and Chief Operating Officer	2011 2010 2009	270,000 245,000 230,000	— — —	— — —	38,790 30,949 25,347	99,402 — 69,071	— — —	7,443 6,422 99,083	415,635 282,371 423,501
Jason A. Napolitano
Executive Vice President, Chief Financial Officer and Secretary	2011 2010 2009	263,117 260,000 243,000	— — —	— — —	41,376 33,720 28,118	89,013 — 72,974	— — —	7,030 6,923 3,178	400,535 300,643 347,270
Nancy Wisnewski, Ph.D.
Executive Vice President, Product Development and Customer Support	2011 2010 2009	211,042 195,000 180,000	— — —	— — —	27,368 19,287 16,479	79,549 — 59,900	— — —	3,165 5,115 2,733	321,123 219,402 259,111
Joseph P. Aperfine, Jr.(6)
Executive Vice President, Sales and Marketing	2011	160,000	25,000	—	21,246	58,905	—	3,874	269,025

(1)	Salary includes amounts, if any, deferred pursuant to 401(k) arrangements.
(2)	Represents cost recognized in each year for financial reporting purposes. Grant date fair value of option awards are based on valuation techniques required by Option Accounting Rules. Like any estimate prepared in good faith, the underlying assumptions we use under Option Accounting Rules may vary from our actual future results. The option valuation used for accounting and/or financial reporting purposes does not necessarily represent the value any individual recipient would place on an option award. In addition, Option Accounting Rules prohibits some valuation techniques which may be useful in certain circumstances. A more detailed description of our option valuation techniques and assumptions can be found in our Annual Report on Form 10-K for the year ended December 31, 2011 in our Note 6 of the Notes to Consolidated Financial Statements.
(3)	Amounts earned pursuant to our Management Incentive Plans. Amounts indicated are for year in which compensation was earned.
(4)	Includes life insurance premiums, short-term and long-term disability premiums and 401(k) match.
(5)	Dr. McGinley was appointed President and Chief Operating Officer of the Company at an annual salary of $230,000 effective as of January 1, 2009. Dr. McGinley received $95,585 related to the cost of his relocation to Colorado in 2009. This amount is included in All Other Compensation for 2009.
(6)	Mr. Aperfine was appointed Executive Vice President, Sales and Marketing as of May 1, 2011.

The following table contains the same information as above with the exception of the column entitled “Option Awards.” Option Awards in the following table represent the grant date option value for all stock options granted in a given year rather than the value of stock options vesting during that year.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus	Stock Awards	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Robert B. Grieve, Ph.D.
Chairman of the Board and Chief Executive Officer	2011 2010 2009	460,167 440,000 420,000	— — —	— — —	71,173 53,460 48,412	246,339 — 180,182	— — —	7,553 8,905 7,827	785,232 502,365 656,421
Michael J. McGinley, Ph.D. (5)
President and Chief Operating Officer	2011 2010 2009	270,000 245,000 230,000	— — —	— — —	42,704 29,160 26,068	99,402 — 69,071	— — —	7,443 6,422 99,083	419,548 280,582 424,222
Jason A. Napolitano
Executive Vice President, Chief Financial Officer and Secretary	2011 2010 2009	263,117 260,000 243,000	— — —	— — —	28,469 29,160 26,068	89,013 — 72,974	— — —	7,030 6,923 3,178	387,629 296,083 345,220
Nancy Wisnewski, Ph.D.
Executive Vice President, Product Development and Customer Support	2011 2010 2009	211,042 195,000 180,000	— — —	— — —	55,364 12,960 13,485	79,549 — 59,900	— — —	3,165 5,115 2,733	349,119 213,075 256,118

Joseph P. Aperfine, Jr.(6)
Executive Vice President, Sales and Marketing	2011	160,000	25,000	—	153,979	58,905	—	3,874	401,758

(1)	Salary includes amounts, if any, deferred pursuant to 401(k) arrangements.
(2)	Represents cost recognized in each year for financial reporting purposes, with the exception of Stock Awards and Option Awards, which are listed at their grant date fair value. Grant date fair value of option awards are based on valuation techniques required by Option Accounting Rules. Like any estimate prepared in good faith, the underlying assumptions we use under Option Accounting Rules may vary from our actual future results. The option valuation used for accounting and/or financial reporting purposes does not necessarily represent the value any individual recipient would place on an option award. In addition, Option Accounting Rules prohibits some valuation techniques which may be useful in certain circumstances. A more detailed description of our option valuation techniques and assumptions can be found in our Annual Report on Form 10-K for the year ended December 31, 2011 in our Note 6 of the Notes to Consolidated Financial Statements.
(3)	Amounts earned pursuant to our Management Incentive Plans. Amounts indicated are for year in which compensation was earned.
(4)	Includes life insurance premiums, short-term and long-term disability premiums and 401(k) match.
(5)	Dr. McGinley was appointed President and Chief Operating Officer of the Company at an annual salary of $230,000 effective as of January 1, 2009. Dr. McGinley received $95,585 related to the cost of his relocation to Colorado in 2009. This amount is included in All Other Compensation for 2009.
(6)	Mr. Aperfine was appointed Executive Vice President, Sales and Marketing as of May 1, 2011.

Grants of Plan-Based Awards in Last Fiscal Year

The following table shows all grants of options to acquire shares of our common stock granted in the fiscal year ended December 31, 2011 to the Named Executive Officers.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($) (1)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#) (2)	Awards ($/Sh)	Awards ($) (3)
Robert B. Grieve, Ph.D.	12/12/11	—	—	—	—	—	—	—	25,000	6.90	71,173
	N/A	118,676	237,353	296,691	—	—	—	—	—	—	—
Michael J. McGinley, Ph.D.	12/12/11	—	—	—	—	—	—	—	15,000	6.90	42,704
	N/A	52,006	104,013	130,016	—	—	—	—	—	—	—
Jason A. Napolitano	12/12/11	—	—	—	—	—	—	—	10,000	6.90	28,469
	N/A	47,363	94,725	118,407	—	—	—	—	—	—	—
Nancy Wisnewski, Ph.D.	05/02/11	—	—	—	—	—	—	—	7,500	6.76	26,895
	12/12/11	—	—	—	—	—	—	—	10,000	6.90	28,469
	N/A	40,596	81,193	101,491	—	—	—	—	—	—	—
Joseph P. Aperfine, Jr.	05/02/11	—	—	—	—	—	—	—	35,000	6.76	125,510
	12/12/11	—	—	—	—	—	—	—	10,000	6.90	28,469
	N/A	43,155	86,310	107,888	—	—	—	—	—	—	—

(1)	Based on targeted bonus multiplied by the percentage “cap” in our 2012 Management Incentive Plan (“MIP”) for Named Executive Officers. Our 2012 MIP is designed with a “cap” of approximately $1.448 million on total payouts, or 125% of projected targeted bonuses. Our 2012 MIP gives our Compensation Committee discretion as to how any payouts will be distributed and the ability to make total payouts above the cap level. Accordingly, although our Compensation Committee has never awarded an MIP Payout to an employee greater than the employee’s targeted bonus multiplied by the applicable percentage “cap”, our Compensation Committee has the ability to make 2012 MIP Payouts to Executive Officers in excess of that amount, which is reported as “maximum” in this column.

(2)

One-forty-eighth (1/48th) of the total options granted become vested and exercisable each month from the grant date until options granted have vested in full on the four-year anniversary of the grant date. Each option was granted with an exercise price equal to 100% of the fair market value of our stock on the date of grant as determined by our Compensation Committee, and has a term of ten years, subject to earlier termination in certain events related to termination of employment.

(3)	Grant date fair value of option awards are based on valuation techniques required by Option Accounting Rules. Like any estimate prepared in good faith, the underlying assumptions we use under Option Accounting Rules may vary from our actual future results. The option valuations used for accounting and/or financial reporting purposes do not necessarily represent the value any individual recipient would place on an option award. In addition, Option Accounting Rules prohibit some valuation techniques which may be useful in certain circumstances. A more detailed description of our option valuation techniques and assumptions can be found in our Annual Report on Form 10-K for the year ended December 31, 2011 in our Note 6 of the Notes to Consolidated Financial Statements.

Outstanding Equity Awards at Fiscal Year-End

The following table shows unexercised stock options held at the end of fiscal year ended December 31, 2011 by the executive officers named in the Summary Compensation Table.

	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert B. Grieve, Ph.D.(2)	—	25,000	—	6.90	12/11/2021	—	—	—	—
	6,187	18,563	—	4.96	12/30/2020	—	—	—	—
	13,541	12,458	—	4.50	11/9/2019	—	—	—	—
	23,125	6,874	—	4.40	11/3/2018	—	—	—	—
	29,999	—	—	18.30	12/31/2017	—	—	—	—
	9,999	—	—	17.17	11/17/2016	—	—	—	—
	40,000	—	—	12.50	12/15/2015	—	—	—	—
	28,199	—	—	8.80	3/30/2015	—	—	—	—
	47,500	—	—	23.00	1/5/2014	—	—	—	—
	27,499	—	—	7.00	1/31/2013	—	—	—	—
	6,999	—	—	3.40	1/6/2013	—	—	—	—
	27,499	—	—	12.10	1/12/2012	—	—	—	—
Michael J. McGinley, Ph.D.(3)	—	15,000	—	6.90	12/11/2021	—	—	—	—
	3,375	10,125	—	4.96	12/30/2020	—	—	—	—
	7,291	6,709	—	4.50	11/10/2019	—	—	—	—
	12,333	3,667	—	4.40	11/4/2018	—	—	—	—
	2,750	250	—	14.00	4/18/2018	—	—	—	—
	7,000	—	—	18.30	12/31/2017	—	—	—	—
	5,999	—	—	17.17	11/17/2016	—	—	—	—
	9,499	—	—	12.50	12/15/2015	—	—	—	—
	9,499	—	—	8.80	3/30/2015	—	—	—	—
	5,499	—	—	23.00	1/5/2014	—	—	—	—
	4,500	—	—	7.00	1/31/2013	—	—	—	—
	3,000	—	—	3.40	1/6/2013	—	—	—	—
	4,000	—	—	10.60	2/5/2012	—	—	—	—
Jason A. Napolitano(4)	—	10,000	—	6.90	12/11/2021	—	—	—	—
	3,375	10,125	—	4.96	12/30/2020	—	—	—	—
	7,291	6,709	—	4.50	11/9/2019	—	—	—	—
	10,020	2,980	—	4.40	11/3/2018	—	—	—	—
	11,000	—	—	18.30	12/31/2017	—	—	—	—
	8,999	—	—	17.17	11/17/2016	—	—	—	—
	26,000	—	—	12.50	12/15/2015	—	—	—	—
	19,500	—	—	8.80	3/30/2015	—	—	—	—
	13,000	—	—	23.00	1/5/2014	—	—	—	—
	2,915	—	—	7.00	1/31/2013	—	—	—	—
	47,608	—	—	7.00	5/31/2012	—	—	—	—
	7,080	—	—	8.10	4/30/2012	—	—	—	—
Nancy Wisnewski, Ph.D.(5)	—	10,000	—	6.90	12/11/2021	—	—	—	—
	1,093	6,407	—	6.76	5/1/2021	—	—	—	—
	1,500	4,500	—	4.96	12/30/2020	—	—	—	—
	3,125	2,875	—	4.50	11/10/2019	—	—	—	—
	562	438	—	5.00	9/13/2019	—	—	—	—
	3,854	1,146	—	4.40	11/3/2018	—	—	—	—
	7,000	—	—	18.30	12/31/2017	—	—	—	—
	5,999	—	—	17.17	11/17/2016	—	—	—	—
	12,999	—	—	12.50	12/15/2015	—	—	—	—
	6,500	—	—	8.80	3/30/2015	—	—	—	—
	1,000	—	—	11.60	11/22/2014	—	—	—	—
	1,750	—	—	15.90	5/18/2014	—	—	—	—
	1,000	—	—	15.30	9/2/2013	—	—	—	—
	2,000	—	—	9.50	4/10/2013	—	—	—	—
	1,500	—	—	3.40	1/6/2013	—	—	—	—
	3,500	—	—	10.60	2/5/2012	—	—	—	—
	1,000	—	—	12.10	1/12/2012	—	—	—	—
Joseph P. Aperfine, Jr.	—	10,000	—	6.90	12/11/2021	—	—	—	—
	5,104	29,896	—	6.76	5/1/2021	—	—	—	—

(1)	Options are subject to earlier termination in certain events related to termination of service.

(2)	Excludes outstanding options to purchase an aggregate of 7.6 fractional shares resulting from the Company’s December 2010 1-for-10 reverse stock split with a weighted average remaining contractual life of 4.02 years, a weighted average exercise price of $11.42 and exercise prices ranging from $3.40 to $18.30. The Company intends to issue whole shares only from option exercises.

(3)	Excludes outstanding options to purchase an aggregate of 4.0 fractional shares resulting from the Company’s December 2010 1-for-10 reverse stock split with a weighted average remaining contractual life of 3.53 years, a weighted average exercise price of $15.37 and exercise prices ranging from $8.80 to $23.00. The Company intends to issue whole shares only from option exercises.

(4)	Excludes outstanding options to purchase an aggregate of 3.4 fractional shares resulting from the Company’s December 2010 1-for-10 reverse stock split with a weighted average remaining contractual life of 2.04 years, a weighted average exercise price of $10.06 and exercise prices ranging from $7.00 to $17.17. The Company intends to issue whole shares only from option exercises.

(5)	Excludes outstanding options to purchase an aggregate of 2.0 fractional shares resulting from the Company’s December 2010 1-for-10 reverse stock split with a weighted average remaining contractual life of 4.42 years, a weighted average exercise price of $14.84 and exercise prices ranging from $12.50 to $17.17. The Company intends to issue whole shares only from option exercises.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows aggregate exercises of options to purchase our common stock in the fiscal year ended December 31, 2011 by the Named Executive Officers.

Option Exercises and Stock Vested

	September 30,	September 30,	September 30,	September 30,
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Robert B. Grieve, Ph.D.	—	—	—	—
Michael J. McGinley, Ph.D.	—	—	—	—
Jason A. Napolitano	—	—	—	—
Nancy Wisnewski, Ph.D.	—	—	—	—
Joseph P. Aperfine, Jr.	—	—	—	—

Potential Payments Upon Termination or Change-in-Control

The following table summarizes the potential payments and benefits payable to each of the Named Executive Officers upon termination of employment or a change-in-control under each situation listed below, assuming, in each situation, that our Named Executive Officers were terminated on December 31, 2011 as determined under the terms of our plans and arrangements as in effect on December 31, 2011.

Payments Upon Termination (Without a Change-in-Control). Pursuant to an employment agreement with each of Drs. Grieve, McGinley and Wisnewski, and Messrs. Napolitano and Aperfine, in the event he or she is involuntarily terminated, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include: base salary and the cost of health insurance premiums as set forth in the table below. Pursuant to his employment agreement, upon an involuntary termination not for cause, Dr. Grieve is entitled to accelerated vesting of all stock options, an extension of the term of all outstanding stock options and a bonus payment as set forth in the table below. Further, pursuant to his employment agreement, upon termination for good reason Dr. Grieve is entitled to the payments set forth below.

Payments Upon Change-in-Control. Pursuant to an employment agreement with each of Drs. Grieve, McGinley and Wisnewski, and Messrs. Napolitano and Aperfine, in the event he or she is terminated upon a change-in-control he or she is entitled to receive amounts earned during the term of his or her employment. Such amounts include: base salary and the cost of health insurance premiums as set forth in the table below. Pursuant to his employment agreement, each of Dr. Grieve, Dr. McGinley and Mr. Napolitano are entitled to accelerated vesting of all stock options and Dr. Grieve is entitled to an extension of the term of all outstanding stock options in certain circumstances. Further, pursuant to his employment agreement, upon an involuntary termination not for cause, Dr. Grieve is entitled to a bonus payment as set forth in the table below. Further, upon termination for good reason, Dr. Grieve is entitled to the payments set forth below. In addition, as provided in the underlying plan documents, all MIP Participants, including Executive Officers, are entitled to a prorated target MIP Payout upon a change-in-control and Stock Options issued to an employee under both our 1997 Incentive Stock Plan and our 2003 Equity Incentive Plan will vest in full if the employee, including any such employee who is an Executive Officer, is terminated following a change-in-control, as defined.

Payments Upon Death or Disability. In the event of death or disability, Dr. Grieve is entitled to the same benefits as in the event of termination without a change in control and is also entitled to receive the death benefits under our life insurance plan or the disability benefits under our disability plan, as appropriate, as set forth below. In the event of death or disability, Dr. McGinley and Dr. Wisnewski, and Messrs. Napolitano and Aperfine, are each entitled to receive the death benefits under our life insurance plan or the disability benefits under our disability plan, as appropriate, as set forth below. In addition, as provided in the underlying plan documents, an MIP Participant who dies, including an Executive Officer, is entitled to a prorated MIP Payout to his designated beneficiary, Stock Options issued to an employee under our 1997

Incentive Stock Plan and our 2003 Equity Incentive Plan will vest in full if the employee, including any such employee who is an Executive Officer, dies, and Stock Options issued to an employee under our 1997 Incentive Stock Plan will vest in full if the employee, including any such employee who is an Executive Officer, suffers a total and permanent disability.

Dr. Grieve’s employment agreement requires that he execute and not revoke a separation agreement and release of claims, not compete with Heska for 12 months and not solicit Heska’s employees, consultants, customers or users for 24 months as a condition to severance payments under his employment agreement.

Potential Payments Upon Termination or Change-in-Control (1)

Executive Benefits and Payments Upon Termination	Voluntary Termination or Termination for Cause ($)	Involuntary Termination Not for Cause Other Than in Connection With a Change-in- Control ($)	Involuntary Termination Not for Cause in Connection With a Change-in-Control ($)	Death ($)	Disability ($)
Robert B. Grieve, Ph.D. Base Salary Bonus Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (2)	— — — — — —	462,000 237,353 14,084 — — 56,927	924,000 474,706 28,168 — — 108,254	462,000 — 14,084 300,000 — 108,254	462,000 237,353 14,084 — 15,300 88,320

Michael J. McGinley, Ph.D. Base Salary Bonus Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (2)	— — — — — —	132,500 — 7,042 — — —	265,000 92,750 14,084 — — 59,112	— — — 300,000 — 59,112	— — — — 8,000 48,478

Jason A. Napolitano Base Salary Bonus Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (2)	— — — — — —	131,700 — 7,042 — — —	263,400 92,190 14,084 — — 55,120	— — — 300,000 — 55,120	— — — — 8,000 46,478

Nancy Wisnewski, Ph.D. Base Salary Bonus Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (2)	— — — — — —	106,250 — 2,324 — — —	212,500 74,375 4,648 — — 30,371	— — — 300,000 — 30,371	— — — — 8,000 23,587

Joseph P. Aperfine, Jr. Base Salary Bonus Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (2)	— — — — — —	120,000 — 7,042 — — —	240,000 84,000 14,084 — — 20,144	— — — 300,000 — 20,144	— — — — 8,000 4,000

(1)	Based on 2011 salary and cost information.

(2)	Calculated based on December 31, 2011 closing price of $7.30 per share less strike price of each accelerated stock option with a strike price less than $7.30. Stock options issued to any employee under both our 1997 Incentive Stock Plan and our 2003 Equity Incentive Plan will vest in full if the employee, including any such employee who is an Executive Officer, is terminated following a change-in-control, as defined.

The following “Compensation Committee Report” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

G. Irwin Gordon, Chairman

Peter Eio

John F. Sasen, Sr.

March 19, 2012

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of non-employee Directors only. No interlocking relationship existed during 2011 between our Executive Officers, members of our Board of Directors or members of our Compensation Committee, and the Executive Officers, members of the Board of Directors or members of the Compensation Committee of the Board of Directors of any other company.

AUDITOR FEES AND SERVICES

EKS&H was our independent registered public accountant for fiscal 2010 and 2011. The following table sets forth the aggregate fees billed by EKS&H for audit services rendered in connection with the consolidated financial statements and reports for fiscal years 2010 and 2011, respectively, and for other services rendered during 2010 and 2011 on behalf of Heska and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services which have been billed to Heska and its subsidiaries. Our Audit Committee has approved all of the below fees.

	September 30,	September 30,
	EKS&H
	2010	2011
Audit Fees (1)	$257,683	$249,040
Audit Related Fees (2)	16,750	16,750
Tax Fees (3)	73,500	76,300
All Other Fees	—	—

Total	$347,933	$342,090

(1)	Audit fees represent fees for the audit of our annual financial statements, review of financial statements included in our Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings including consents for historical audit opinions.

(2)	Audit related fees are fees for the assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for fees disclosed under this category include the annual audit of our 401(k) Retirement Plan. 2011 data is an estimate.

(3)	2011 data contains certain estimates.

Pre-Approval Policy. Our Audit Committee pre-approves all auditing services and non-audit services not prohibited by law to be performed by our independent registered public accountant. Our Audit Committee also pre-approves all associated fees, except for de minimis amounts for non-audit services, which are approved by our Audit Committee prior to the completion of the audit. In February 2009, our Audit Committee approved EKS&H as our primary provider of tax compliance and return preparation services.

The following “Report of our Audit Committee” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF OUR AUDIT COMMITTEE

The ultimate responsibility for good corporate governance rests with Heska Corporation’s Board of Directors (the “Board”), whose primary roles are oversight, counseling and direction to Heska Corporation’s management in the best long-term interests of Heska Corporation (“Heska” or the “Company”) and its stockholders. The Audit Committee of the Board (the “Audit Committee”) has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of Heska’s financial statements.

The Audit Committee operates under a written charter, a copy of which is available on Heska’s website at www.heska.com. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its oversight and monitoring of Heska’s financial reporting, internal controls and audit function. Management is responsible for the preparation, presentation and integrity of Heska’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee has hired an independent registered public accountant, who is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority and responsibility to select, direct, compensate, evaluate and, when appropriate, replace Heska’s independent registered public accountant.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountant, nor can the Audit Committee certify that the independent registered public accountant is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management on the basis of the information it receives, discussions with management and the independent registered public accountant, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

In this context, during the year 2011, we met and held discussions with management and Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”), Heska’s independent registered public accountant. Management represented to us that Heska’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and EKS&H. In Audit Committee meetings with EKS&H, we discussed matters as required by Statement of Auditing Standards No. 61 (Communication with Audit Committees). Our review included a discussion with management of the quality, not merely the acceptability, of Heska’s accounting principles, the reasonableness of significant estimates and judgments and the disclosure in Heska’s consolidated financial statements.

We received from EKS&H the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with EKS&H its independence. In reliance on the reviews and discussions noted above, and the report of the independent registered public accountant, we recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011, and be filed with the Securities and Exchange Commission.

Heska was not required to have an audit of its internal control over financial reporting in 2010 or in 2011 as the Securities and Exchange Commission did not require registrants in Heska’s market value category to do so. We discussed the advisability of obtaining a voluntary audit of internal control over financial reporting with management and EKS&H. Heska decided not to proceed with a voluntary audit and we do not expect that Heska will have an audit of its internal control over financial reporting until required.

Overall audit fees and related expenses decreased in 2011 as compared to 2010. Lower on-site audit expenses, including greater audit efficiency, and lower research expenses were factors in the decline. Tax fees increased in 2011 as compared to 2010. A factor in the increase was the Company’s reported pre-tax loss for the first six months of 2010 and less corresponding need for estimated tax payment services compared with the first half of 2011, when the Company generated a pre-tax income in the first half of the year.

Submitted by the Audit Committee of Heska’s Board of Directors:

Peter Eio, Chairman

William A. Aylesworth

Louise L. McCormick

Sharon L. Riley

March 19, 2012

ADDITIONAL INFORMATION

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Heska and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

OTHER MATTERS

Our Board knows of no other matters to be presented for stockholder action at our 2012 Annual Meeting. However, if other matters do properly come before our Annual Meeting or any adjournments or postponements thereof, our Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Jason A. Napolitano

Executive Vice President, Chief Financial Officer and Secretary

Heska Corporation

Loveland, Colorado

March 19, 2012

Appendix A

HESKA CORPORATION

1997 STOCK INCENTIVE PLAN

(AS AMENDED MARCH 6, 2007 AND MAY 5, 2009

AND AMENDED AND RESTATED ON FEBRUARY 22, 2012)

ARTICLE 1. INTRODUCTION	A-4

ARTICLE 2. ADMINISTRATION	A-4

2.1 Committee Composition	A-4

2.2 Committee Responsibilities	A-4

ARTICLE 3. SHARES AVAILABLE FOR GRANTS	A-5

3.1 Basic Limitation	A-5

3.2 Annual Increase in Shares	A-5

3.3 Additional Shares	A-5

ARTICLE 4. ELIGIBILITY	A-5

4.1 Nonstatutory Stock Options and Restricted Shares	A-5

4.2 Incentive Stock Options	A-5

ARTICLE 5. OPTIONS	A-6

5.1 Stock Option Agreement	A-6

5.2 Number of Shares	A-6

5.3 Exercise Price	A-6

5.4 Exercisability and Term	A-6

5.5 Effect of Change in Control	A-6

5.6 Modification or Assumption of Options	A-7

5.7 Buyout Provisions	A-7

ARTICLE 6. PAYMENT FOR OPTION SHARES	A-7

6.1 General Rule	A-7

6.2 Surrender of Stock	A-7

6.3 Exercise/Sale	A-7

6.4 Exercise/Pledge	A-7

6.5 Promissory Note	A-7

6.6 Other Forms of Payment	A-7

ARTICLE 7. [RESERVED]	A-8

ARTICLE 8. RESTRICTED SHARES	A-8

8.1 Time, Amount and Form of Awards	A-8

8.2 Payment for Awards	A-8

8.3 Vesting Conditions	A-8

8.4 Voting and Dividend Rights	A-8

ARTICLE 9. PROTECTION AGAINST DILUTION	A-8

9.1 Adjustments	A-8

9.2 Dissolution or Liquidation	A-8

9.3 Reorganizations	A-9

ARTICLE 10. AWARDS UNDER OTHER PLANS	A-9

ARTICLE 11. LIMITATION ON RIGHTS	A-9

11.1 Retention Rights	A-9

11.2 Stockholders’ Rights	A-9

11.3 Regulatory Requirements	A-9

ARTICLE 12. WITHHOLDING TAXES	A-9

12.1 General	A-9

12.2 Share Withholding	A-9

ARTICLE 13. FUTURE OF THE PLAN	A-9

13.1 Term of the Plan	A-9

13.2 Amendment or Termination	A-10

ARTICLE 14. DEFINITIONS	A-10

ARTICLE 15. EXECUTION	A-12

HESKA CORPORATION

1997 STOCK INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

The Plan was adopted by the Board effective March 15, 1997, and was subsequently amended on each of March 6, 2007 and May 5, 2009. In connection with completion of the Company’s 1-for-10 Reverse Stock Split on December 30, 2010, pursuant to Article 9 the Compensation Committee of the Board approved adjustments to the Plan to reduce by a factor of ten the number of Options and Restricted Shares, and related underlying Common Shares, available for issuance under the Plan. On February 22, 2012, the Board approved, subject to stockholder approval, further amendments to the Plan to increase the aggregate number of Common Shares available for issuance under the Plan.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares or Options (which may constitute incentive stock options or nonstatutory stock options).

The Plan shall be governed by, and construed in accordance with, the laws of the State of Colorado (except its choice-of-law provisions).

ARTICLE 2. ADMINISTRATION.

2.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all terms of such Awards.

2.2 Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. Prior to December 30, 2010, the effective date of the Reverse Stock Split, the aggregate number of Options and Restricted Shares awarded under the Plan were not to exceed: (a) 1,350,000; plus (b) the aggregate number of Common Shares remaining available for grants under the Predecessor Plans on March 15, 1997; plus (c) the additional Common Shares described in Sections 3.2(a) and 3.3; less (d) 250,000. From and after the effective date of the Reverse Stock Split, the aggregate number of Options and Restricted Shares available for award under the Plan were reduced (pursuant to Article 9) by a factor of ten as follows: (a) 135,000; plus (b) 10% of the aggregate number of Common Shares that remained available for grants under the Predecessor Plans on March 15, 1997; plus (c) the additional Common Shares described in Sections 3.2(b) and 3.3 plus 10% of the additional Common Shares described in Section 3.2(a); less (d) 25,000. Subject to stockholder approval, from and after the effective date of this amended and restated Plan, the aggregate number of Options and Restricted Shares that may be awarded under the Plan shall be increased by 250,000. No additional grants have been or are permitted to be made under the Predecessor Plans after March 15, 1997. The limitation of this Section 3.1 shall be further subject to adjustment pursuant to Article 9.

3.2 Annual Increase in Shares.

(a) As of January 1 of each year, commencing with the year 1998 and continuing through January 1, 2007, the aggregate number of Options and Restricted Shares that may be awarded under the Plan shall be increased by a number of Common Shares equal to the lesser of (i) 5% of the total number of Common Shares outstanding as of the next preceding December 31 or (ii) 1,500,000. After the annual increase on January 1, 2007, there shall be no further annual increases under the Plan pursuant to this Section 3.2(a) unless and until stockholder approval of such increase has been obtained.

(b) Subject to stockholder approval, as of the Company’s Annual meeting of stockholders of each given year, commencing with the Company’s Annual meeting of stockholders in 2012 and continuing through the Company’s Annual meeting of stockholders in 2016, the aggregate number of Options and Restricted Shares that may be awarded under the Plan shall be increased by a number of Common Shares equal to the lesser of (A) 45,000 and (B) the product of 5,000 multiplied by the number of non-employee directors serving on the Board as of the Company’s Annual meeting of stockholders in the particular year of determination. After the annual increase as of the Company’s Annual meeting of stockholders in 2016, there shall be no further annual increases under the Plan pursuant to this Section 3.2(b) unless and until stockholder approval of such increase has been obtained.

3.3 Additional Shares. If Options granted under this Plan or under the Predecessor Plans are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall become available for the grant of Options and Restricted Shares under this Plan. If Restricted Shares are forfeited, then the corresponding Common Shares shall again become available for the grant of NQOs and Restricted Shares under the Plan. The aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares are forfeited.

ARTICLE 4. ELIGIBILITY.

4.1 Nonstatutory Stock Options and Restricted Shares. Only Employees, Outside Directors and Consultants shall be eligible for the grant of NQOs and Restricted Shares.

4.2 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

ARTICLE 5. OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NQO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee’s other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 9. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 50,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 100,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 9.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NQO shall in no event be less than 85% of the Fair Market Value of a Common Share on the date of grant. In the case of an NQO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NQO is outstanding.

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. NQOs may also be awarded in combination with Restricted Shares, and such an Award may provide that the NQOs will not be exercisable unless the related Restricted Shares are forfeited.

5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, subject to the following limitations:

(a) In the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent.

(b) If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the surviving entity’s independent public accountants determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.7 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b) In the case of an NQO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2 Surrender of Stock. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3 Exercise/Sale. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.5 Promissory Note. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note; provided that the par value of the Common Shares being purchased under the Plan shall be paid in cash or cash equivalents.

6.6 Other Forms of Payment. To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. [Reserved]

ARTICLE 8. RESTRICTED SHARES.

8.1 Time, Amount and Form of Awards. Awards under the Plan may be granted in the form of Restricted Shares. Restricted Shares may also be awarded in combination with NQOs, and such an Award may provide that the Restricted Shares will be forfeited in the event that the related NQOs are exercised.

8.2 Payment for Awards. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash or cash equivalents an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Restricted Shares from the Company’s treasury, no cash consideration shall be required of the Award recipients. Any amount not paid in cash may be paid with a full recourse promissory note.

8.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company, except as provided in the next following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the surviving entity’s independent public accountants determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

8.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9. PROTECTION AGAINST DILUTION.

9.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options and Restricted Shares available for future Awards under Article 3, (b) the limitations set forth in Section 5.2, (c) the number of Common Shares covered by each outstanding Option or (d) the Exercise Price under each outstanding Option. Except as provided in this Article 9, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2 Dissolution or Liquidation. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options and Restricted Shares shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

ARTICLE 10. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11. LIMITATION ON RIGHTS.

11.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and bylaws and a written employment agreement (if any).

11.2 Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 12. WITHHOLDING TAXES.

12.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

12.2 Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

ARTICLE 13. FUTURE OF THE PLAN.

13.1 Term of the Plan. The Plan, as set forth herein, shall become effective on March 14, 1997. The Plan shall remain in effect until it is terminated under Section 13.2, except that no ISOs shall be granted after May 8, 2022.

13.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 14. DEFINITIONS.

14.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

14.2 “Award” means any award of an Option or a Restricted Share under the Plan.

14.3 “Board” means the Company’s Board of Directors, as constituted from time to time.

14.4 “Change in Control” shall mean:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 30% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) any person, or person affiliated with said person, who, on March 15, 1997, is the beneficial owner of securities of the Company representing at least 20% of the total voting power represented by the Company’s then outstanding voting securities (11,607,764), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (iii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

14.5 “Code” means the Internal Revenue Code of 1986, as amended.

14.6 “Committee” means a committee of the Board, as described in Article 2.

14.7 “Common Share” means, as may be applicable, one share of Common Stock, par value $0.01 per share, of the Company to the extent any remains outstanding at the time of determination, or one share of Public Common Stock, par value $0.01 per share, of the Company, to the extent any remains outstanding at the time of determination.

14.8 “Company” means either (a) Heska Corporation, a California corporation (prior to the formation of Heska Corporation, a Delaware corporation), or (b) Heska Corporation, a Delaware corporation (following its formation).

14.9 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

14.10 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

14.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.12 “Exercise Price” means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

14.13 “Fair Market Value” means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

14.14 “ISO” means an incentive stock option described in section 422(b) of the Code.

14.15 “NQO” means a stock option not described in sections 422 or 423 of the Code.

14.16 “Option” means an ISO or NQO granted under the Plan and entitling the holder to purchase Common Shares.

14.17 “Optionee” means an individual or estate who holds an Option.

14.18 “Outside Director” shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

14.19 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.20 “Participant” means an individual or estate who holds an Award.

14.21 “Plan” means this Heska Corporation 1997 Stock Incentive Plan, as amended from time to time.

14.22 “Predecessor Plans” means (a) the 1988 Heska Corporation Stock Plan and (b) the Heska Corporation 1994 Key Executive Stock Plan.

14.23 “Restricted Share” means a Common Share awarded under the Plan.

14.24 “Reverse Stock Split” means the Company’s 1-for-10 reverse stock split of its then outstanding Common Shares, which was approved by the Company’s stockholders and consummated and made effective December 30, 2010.

14.25 “Stock Award Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.26 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.27 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 15. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.

HESKA CORPORATION

By:	/s/ Jason A. Napolitano
Executive Vice President and Chief Financial Officer

Heska Corporation

Holder Account Number C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

2012 Annual Meeting Proxy Card

A.	Election of Directors

The Board of Directors (the “Board”) recommends a vote “FOR” the listed nominees.

	September 30,	September 30,	September 30,

1. Election of three Directors nominated by the Board to serve for a three-year term that expires at the 2015 Annual Meeting or until their respective successors have been elected and qualified.

	For		Withhold
01—William A. Aylesworth
02—Robert B. Grieve, Ph.D.
03—Sharon L. Riley

B. Issues

The Board of Directors recommends a vote “FOR” each of the following:

	For	Against	Abstain

2.      To approve an amendment to Heska Corporation’s 1997 Stock Incentive Plan which would, among other things, increase the number of shares which could be issued by 250,000 and allow for an annual increase of no more than 45,000 shares, based on the number of non-employee Directors serving and through 2016 only, in shares available under the 1997 Stock Incentive Plan.

3. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as Heska Corporation’s independent registered public accountant.

4. Advisory vote with respect to discretionary voting by proxyholders, if other business properly comes before the 2012 Annual Meeting.

C.	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature 1--Please keep signature within the box Signature 2--Please keep signature within the box Date (mm/dd/yyyy)

/                     /

                                     1 U P X                     H H H                 P P P P             001808

Proxy—Heska Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert B. Grieve, Ph.D., Jason A. Napolitano and Michael A. Bent, and each of them, as proxies, with full power of substitution (the “Proxies”), and hereby authorizes them to represent and vote, as designated below, all shares of the Public Common Stock of Heska Corporation, a Delaware corporation (the “Company”), held of record by the undersigned on March 15, 2012, at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the corporate offices of the Company located at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538 at 9:00 a.m., local time, on Tuesday, May 8, 2012, or at any adjournment or postponement thereof, with all the powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated March 19, 2012, and a copy of Heska Corporation’s corporate 2011 Annual Report as well as a copy of Heska Corporation’s annual report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Heska Corporation, gives notice of such revocation. This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder, as explained below.

THIS PROXY IS TO BE VOTED “FOR” OR “WITHHOLD” AS MARKED REGARDING THE ELECTION OF DIRECTORS, “FOR” OR “AGAINST” AS MARKED REGARDING THE PROPOSED AMENDMENT TO THE COMPANY’S 1997 STOCK INCENTIVE PLAN AND “FOR” OR “AGAINST” AS MARKED REGARDING THE RATIFICATION OF EHRHARDT KEEFE STEINER & HOTTMAN PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT. A PROXY MARKED “ABSTAIN” OR A PROXY THAT DOES NOT INDICATE A SINGLE PREFERENCE OTHER THAN “ABSTAIN” ON A GIVEN MATTER WILL NOT BE TREATED AS PRESENT OR ENTITLED TO VOTE ON SUCH MATTER AND WILL BE INTERPRETED AS A FORFEITURE OF THE RIGHT TO VOTE ON SUCH MATTER AND A FORFEITURE OF THE VOTING POWER PRESENT UNDERLYING THE FORFEITED VOTES REGARDING SUCH MATTER. REGARDLESS OF THE DIRECTION MADE, IF ANY, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2012

The Proxy Statement, this Proxy Card and our annual report on Form 10-K for the year ended

December 31, 2011 are available at https://materials.proxyvote.com/42805E.

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